Filed Pursuant to Rule 424(b)(5)

Registration No. 333-287428

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 27, 2025)

Chaince Digital Holdings Inc.

Up to $300,000,000

Ordinary Shares

This prospectus supplement relates to the issuance and sale of our ordinary shares, par value $0.004 per share (each, an “Ordinary Share” and collectively, the “Ordinary Shares”), having an aggregate offering price of up to $300,000,000, from time to time through or to H.C. Wainwright & Co., LLC, acting as sales agent and/or principal (who we refer to herein as “HCW” or the “Sales Agent”). Any sales consummated under this prospectus supplement will be made under an “at-the-market” offering program under the terms of an At the Market Offering Agreement between us and HCW, dated August 19, 2026 (the “Sales Agreement”). See “Plan of Distribution.”

Sales of our Ordinary Share, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities and will use commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf any shares to be offered by us under the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. If we and the Sales Agent agree on any method of distribution other than sales of Ordinary Shares on or through an existing trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate of 3.0% of the aggregate gross proceeds of the Ordinary Share sold. In connection with the sale of the Ordinary Share on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

Our Ordinary Share is listed on the Nasdaq Global Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CD.” On August 19, 2026, the last reported sale price of our Ordinary Share on Nasdaq was $3.46 per share.

Chaince Digital Holdings Inc. (formerly known as Mercurity Fintech Holding Inc.) or “CD Cayman” is a holding company incorporated in the Cayman Islands with principal executive offices in New York, United States. The Company conducts its operations primarily through subsidiaries located in the United States and Hong Kong. This structure involves unique risks to investors. Under this holding company structure, investors are purchasing equity interests in CD Cayman, a Cayman Islands holding company, and obtaining indirect ownership interests in our U.S. and Hong Kong operating companies. Investors may never hold equity interests in our operating companies.

Although the Company currently conducts the majority of its operations outside the People’s Republic of China (“PRC”), it maintains a limited presence in the PRC through its subsidiary Chaince (Shenzhen) Consulting Co., Ltd., which primarily performs administrative and support functions. For the year ended December 31, 2025, the Company did not generate any revenue from mainland China, and the Company does not currently plan to conduct material operating activities or investments in the PRC. As a result, the Company believes that its current exposure to PRC regulatory risks is limited. Nevertheless, because the Company maintains a subsidiary in the PRC, it remains subject to certain PRC laws and regulations applicable to foreign-invested enterprises and businesses operating in the PRC. See also “Risk Factors - Risks Related to Doing Business in China - Our PRC subsidiary’s operations are subject to inherent uncertainties associated with the PRC legal system and regulatory environment” at page 16 of our annual report on Form 10-K for the fiscal year ended December 31, 2025.

Based on the advice of Beijing Chuting Law Firm, the Company’s PRC legal counsel, as of the date of our annual report on Form 10-K for the fiscal year ended December 31, 2025: (i) neither the Company nor its subsidiaries is required to obtain approvals from the China Securities Regulatory Commission (CSRC), the Cyberspace Administration of China (CAC), or any other PRC governmental authority in connection with the Company’s current business operations or its listing on Nasdaq; (ii) the Company and its PRC subsidiary have obtained all material licenses and approvals required for their current operations in the PRC; and (iii) neither the Company nor its subsidiaries has received any inquiry, notice, warning, or sanctions from PRC regulatory authorities regarding the Company’s operations or its overseas listing. However, PRC laws and regulations relating to overseas listings and foreign investment are evolving, and there can be no assurance that PRC regulatory authorities will not in the future take a different view of the Company’s operations or impose additional regulatory requirements.

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, together with related guidance (collectively, the “Overseas Listing Filing Rules”), which became effective on March 31, 2023. The Overseas Listing Filing Rules apply to companies incorporated outside of mainland China that conduct material operations in the PRC or whose financial statements reflect that more than 50% of their revenue, profits, assets, or net assets are derived from PRC domestic companies. Based on the advice of our PRC legal counsel, the Company currently does not fall within the scope of these rules, as the Company’s operations and revenues are primarily generated outside the PRC and the Company does not conduct material operating activities in mainland China.

The PRC government has promulgated various laws and regulations relating to cybersecurity and data protection, including the Cybersecurity Law, the Data Security Law, and the Personal Information Protection Law. These regulations generally apply to companies that process large volumes of user data or operate internet platforms that collect personal information from users in the PRC. Based on the advice of our PRC legal counsel, the Company: (i) does not operate an online platform in the PRC; (ii) does not process large-scale personal data of PRC users; and (iii) is not an operator of critical information infrastructure. Accordingly, the Company is not currently required to undergo cybersecurity review by the Cyberspace Administration of China in connection with its operations or its overseas listing.

The Holding Foreign Companies Accountable Act (“HFCAA”) provides that if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect a company’s auditor for two consecutive years, the company’s securities may be prohibited from trading on a national securities exchange or in the over-the-counter market in the United States. Our independent registered public accounting firm, Tang Qian & Associates, PLLC, is headquartered in the United States and is subject to regular inspections by the PCAOB. As such, the Company is not currently subject to the determinations issued by the PCAOB relating to audit firms headquartered in mainland China or Hong Kong. However, if future regulatory developments result in the PCAOB being unable to inspect our auditor, our ordinary shares may become subject to trading prohibitions under the HFCAA.

Under our current corporate structure, the liquidity needs of entities within our group may be funded through capital contributions, intercompany loans, or service payments among our subsidiaries. Cash transfers between entities within the Company’s corporate group outside mainland China are generally not subject to material regulatory restrictions. With respect to our PRC subsidiary, Chaince (Shenzhen) Consulting Co., Ltd., transfers of funds to or from mainland China are subject to applicable PRC foreign exchange regulations administered by the State Administration of Foreign Exchange (“SAFE”). Under current PRC regulations: capital contributions to PRC subsidiaries must be registered with relevant governmental authorities; cross-border loans or intercompany funding arrangements may be subject to registration or filing requirements with SAFE; and dividend distributions by PRC subsidiaries may be subject to applicable tax obligations and regulatory procedures. However, because the Company does not currently generate revenue from mainland China and does not conduct material operating activities in the PRC, these regulatory requirements are not expected to have a material impact on the Company’s overall operations or liquidity. As of the date of our annual report on Form 10-K for the fiscal year ended December 31, 2025, the Company is not aware of any material restrictions on the transfer of cash or assets among its subsidiaries, other than those generally applicable under PRC foreign exchange regulations. Nevertheless, the PRC government may introduce new laws, regulations, or policies in the future that could affect the ability of companies with PRC subsidiaries to transfer funds across borders. See also “Risk Factors - Risks Related to Doing Business in China - We may face limitations on the ability of our PRC subsidiary to distribute earnings or transfer funds to the Company” at page 16, “Risk Factors - Risks Related to Our Corporate Structure - Our holding company structure may affect the movement of funds within our corporate group” at page 15, and “Risk Factors - Risks Related to Our International Operations - We maintain a limited presence in mainland China.” at page 15, of our annual report on Form 10-K for the fiscal year ended December 31, 2025.

The Company currently qualifies as a “foreign private issuer” under Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beginning with its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company has voluntarily elected to file periodic and current reports with the Securities and Exchange Commission (the “SEC”) using domestic issuer forms, including Forms 10-K, 10-Q and 8-K, in lieu of forms customarily used by foreign private issuers, including Forms 20-F and 6-K.

Investing in our Ordinary Shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-6 this prospectus supplement and the other documents that are incorporated by reference in this prospectus supplement and the accompanying base prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 19, 2026.

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, unless the context otherwise requires or indicates, references to “the Company,” “our company,” “we,” “our,” “ourselves,” and “us” refer to Chaince Digital Holdings Inc. (formerly known as Mercurity Fintech Holding Inc.), a Cayman Islands corporation, and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Ordinary Share and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the base prospectus. The second part, the base prospectus, dated June 27, 2025, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined and when we refer to the accompanying prospectus, we are referring to the base prospectus.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement. We have not, and the Sales Agent has not, authorized anyone to provide you with different information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, our Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Ordinary Share in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Share and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, when used herein, unless the context requires otherwise:

●	“we,” “us,” “Company,” “our Company” or “our” refers to Chaince Digital Holdings Inc. (formerly known as Mercurity Fintech Holding Inc.) and its consolidated subsidiaries;

●	“CD Cayman” refers to Chaince Digital Holdings Inc., formerly known as Mercurity Fintech Holding Inc., the holding company of our group;

●	“China” or the “PRC” refers to the mainland of the People’s Republic of China, excluding, for the purpose of this prospectus supplement only and references to the specific laws and regulations, Hong Kong, Macau and Taiwan;

●	“MFH Tech” refers to Mercurity Fintech Technology Holding Inc., a wholly-owned subsidiary of the Company in the United States;

●	“Ordinary Shares” refer to our ordinary shares, par value US$0.004 per share;

●	“$,” “US$,” “dollar” or “U.S. dollar” refers to the legal currency of the United States;
●	“Renminbi” or “RMB” refers to the legal currency of China; and

●	“SEC” or “Commission” refers to the Securities and Exchange Commission.

This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find More Information” before investing in our securities.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or such other offering materials or the time of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. When used in this report, the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “indicate,” “seek,” “should,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.

You should not rely upon forward-looking statements as guarantees of future performance or as predictions of future events. We have based these forward-looking statements largely on our current estimates of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause our actual results to differ materially from those contained in any forward-looking statements, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus supplement, the accompanying prospectus and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and any other filings with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

These forward-looking statements include, among other things, statements about:

●	our business strategies and objectives;

●	the development and growth of our financial services and advisory businesses, including capital markets advisory, brokerage and related professional services;

●	our ability to expand our client base, strengthen strategic partnerships and enhance our service offerings;

●	our expectations regarding the demand for financial advisory and capital markets services;

●	competition within the financial services and advisory industry; and

●	general economic, financial market and business conditions that may affect our operations and financial performance.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, our results could differ materially from the forward-looking statements in this prospectus supplement. All forward-looking statements in this prospectus supplement are current only as of the date of this prospectus supplement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before making an investment decision. Some of the statements in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference are forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

Company Overview

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on July 13, 2011. The Company conducts its operations through its subsidiaries in the United States, Hong Kong, and the People’s Republic of China. Chaince Securities, Inc. is a corporation organized under the laws of the State of Delaware, United States. Chaince Securities, LLC is a limited liability company organized under the laws of the State of Delaware, United States and is a Financial Industry Regulatory Authority (“FINRA”)-registered broker-dealer. Ucon Capital (HK) Limited is a limited liability company incorporated in Hong Kong. Chaince (Shenzhen) Consulting Co., Ltd. is a limited liability company established under the laws of the People’s Republic of China.

The following diagram illustrates our current corporate structure.

Chaince Digital Holdings Inc.
(Cayman Islands)
100%
100%
Chaince Securities, Inc.
(United States)
Mercurity Fintech Technology Holding Inc.
(United States)
100%
100%
Chaince Securities, LLC
(United States)
Ucon Capital (HK) Limited
(Hong Kong)
100%
Chaince (Shenzhen) Consulting Co., Ltd.
(PRC)

The Company currently provides financial advisory, capital markets advisory, and related consulting services to corporate clients and institutional investors. These services include assisting companies in capital markets transactions, corporate restructuring, strategic advisory, and cross-border business development. These activities are conducted primarily through the Company’s U.S. subsidiary Chaince Securities, Inc. and its affiliated entity Chaince Securities, LLC, which is a FINRA-registered broker-dealer and registered investment advisor (“RIA”). Through these entities, the Company provides investment banking services and related consulting services to companies pursuing securities offerings and other capital markets transactions in the United States.

The Company also provides business consulting and advisory services to clients in the Asia-Pacific region through Ucon Capital (HK) Limited and its subsidiary Chaince (Shenzhen) Consulting Co., Ltd. These services include capital markets advisory, corporate restructuring, and coordination of professional services for companies seeking cross-border expansion.

S-1

The Company’s financial services team is primarily based in the State of New York and serves clients located in the United States and internationally.

Historically, the Company also conducted digital asset mining activities through Mercurity Fintech Technology Holding Inc. (“MFH Tech”), including Filecoin mining operations. In December 2025, the Company decided to discontinue these activities as they were no longer aligned with its long-term strategic focus. The Company is currently completing an orderly wind-down of the remaining mining-related operations.

Regulation Relating to Our Limited Operations in the PRC

Although the Company currently conducts the majority of its operations outside the People’s Republic of China (“PRC”), it maintains a limited presence in the PRC through its subsidiary Chaince (Shenzhen) Consulting Co., Ltd., which primarily performs administrative and support functions.

For the year ended December 31, 2025, the Company did not generate any revenue from mainland China, and the Company does not currently plan to conduct material operating activities or investments in the PRC. As a result, the Company believes that its current exposure to PRC regulatory risks is limited.

Nevertheless, because the Company maintains a subsidiary in the PRC, it remains subject to certain PRC laws and regulations applicable to foreign-invested enterprises and businesses operating in the PRC.

PRC Regulatory Permissions

Based on the advice of Beijing Chuting Law Firm, the Company’s PRC legal counsel, as of the date of our annual report on Form 10-K for the fiscal year ended December 31, 2025:

●	neither the Company nor its subsidiaries is required to obtain approvals from the China Securities Regulatory Commission (CSRC), the Cyberspace Administration of China (CAC), or any other PRC governmental authority in connection with the Company’s current business operations or its listing on Nasdaq;

●	the Company and its PRC subsidiary have obtained all material licenses and approvals required for their current operations in the PRC; and

●	neither the Company nor its subsidiaries has received any inquiry, notice, warning, or sanctions from PRC regulatory authorities regarding the Company’s operations or its overseas listing.

However, PRC laws and regulations relating to overseas listings and foreign investment are evolving, and there can be no assurance that PRC regulatory authorities will not in the future take a different view of the Company’s operations or impose additional regulatory requirements.

PRC Overseas Listing Regulations

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, together with related guidance (collectively, the “Overseas Listing Filing Rules”), which became effective on March 31, 2023.

The Overseas Listing Filing Rules apply to companies incorporated outside of mainland China that conduct material operations in the PRC or whose financial statements reflect that more than 50% of their revenue, profits, assets, or net assets are derived from PRC domestic companies.

Based on the advice of our PRC legal counsel, the Company currently does not fall within the scope of these rules, as the Company’s operations and revenues are primarily generated outside the PRC and the Company does not conduct material operating activities in mainland China.

PRC Data Security and Cybersecurity Regulations

The PRC government has promulgated various laws and regulations relating to cybersecurity and data protection, including the Cybersecurity Law, the Data Security Law, and the Personal Information Protection Law.

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These regulations generally apply to companies that process large volumes of user data or operate internet platforms that collect personal information from users in the PRC.

Based on the advice of our PRC legal counsel, the Company:

●	does not operate an online platform in the PRC;

●	does not process large-scale personal data of PRC users; and

●	is not an operator of critical information infrastructure.

Accordingly, the Company is not currently required to undergo cybersecurity review by the Cyberspace Administration of China in connection with its operations or its overseas listing.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (“HFCAA”) provides that if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect a company’s auditor for two consecutive years, the company’s securities may be prohibited from trading on a national securities exchange or in the over-the-counter market in the United States.

Our independent registered public accounting firm, Tang Qian & Associates, PLLC, is headquartered in the United States and is subject to regular inspections by the PCAOB. As such, the Company is not currently subject to the determinations issued by the PCAOB relating to audit firms headquartered in mainland China or Hong Kong.

However, if future regulatory developments result in the PCAOB being unable to inspect our auditor, our ordinary shares may become subject to trading prohibitions under the HFCAA.

Capital Flows Within Our Corporate Structure

Under our current corporate structure, the liquidity needs of entities within our group may be funded through capital contributions, intercompany loans, or service payments among our subsidiaries.

Cash transfers between entities within the Company’s corporate group outside mainland China are generally not subject to material regulatory restrictions.

With respect to our PRC subsidiary, Chaince (Shenzhen) Consulting Co., Ltd., transfers of funds to or from mainland China are subject to applicable PRC foreign exchange regulations administered by the State Administration of Foreign Exchange (“SAFE”). Under current PRC regulations: capital contributions to PRC subsidiaries must be registered with relevant governmental authorities; cross-border loans or intercompany funding arrangements may be subject to registration or filing requirements with SAFE; and dividend distributions by PRC subsidiaries may be subject to applicable tax obligations and regulatory procedures. However, because the Company does not currently generate revenue from mainland China and does not conduct material operating activities in the PRC, these regulatory requirements are not expected to have a material impact on the Company’s overall operations or liquidity.

As of the date of our annual report on Form 10-K for the fiscal year ended December 31, 2025, the Company is not aware of any material restrictions on the transfer of cash or assets among its subsidiaries, other than those generally applicable under PRC foreign exchange regulations. Nevertheless, the PRC government may introduce new laws, regulations, or policies in the future that could affect the ability of companies with PRC subsidiaries to transfer funds across borders.

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Corporate Information

We were incorporated in Cayman Islands on July 13, 2011. On December 28, 2016, the Company changed its name from “Wowo Limited” to “JMU Limited.” On April 30, 2020, the Company changed its name from “JMU Limited” to “Mercurity Fintech Holding Inc.” On November 13, 2025, the Company changed its name from “Mercurity Fintech Holding Inc.” to “Chaince Digital Holdings Inc.” Our principal executive offices are located at 1251 Avenue of the Americas, Floor 41, New York, 10020, United States and the telephone number at that address is +1(949)-678-9653. Our authorized representative and agent for service of process in the United States is Shi Qiu, Chief Executive Officer, Chaince Digital Holdings Inc, 1251 Avenue of the Americas, Floor 41, New York, NY 10020, Tel: +1(949)-678-9653.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at www.chaincedigital.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein or therein. We have included our website address in this prospectus supplement solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.

Implications of Being a Foreign Private Issuer

The Company currently qualifies as a “foreign private issuer” under Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beginning with its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company has voluntarily elected to file periodic and current reports with the Securities and Exchange Commission (the “SEC”) using domestic issuer forms, including Forms 10-K, 10-Q and 8-K, in lieu of forms customarily used by foreign private issuers, including Forms 20-F and 6-K.

We are incorporated in the Cayman Islands and our corporate governance practices are governed by applicable Cayman Islands law. In addition, because our ordinary shares are listed on Nasdaq, we are subject to Nasdaq’s corporate governance requirements. Nasdaq Listing Rule 5615(a)(3) permits a foreign private issuer like us to follow home country practices in lieu of certain requirements of Rule 5600, provided that such foreign private issuer discloses in its annual report filed with the SEC each requirement of Rule 5600 that it does not follow and describes the home country practice followed in lieu of such requirement.

We have informed Nasdaq that we will follow home country practice in place of all of the requirements of Rule 5600 other than those rules which we are required to follow pursuant to the provisions of Rule 5615(a)(3). Certain of such requirements of Rule 5600 are as follows:

●	Rule 5605(b), pursuant to which (i) a majority of the board of directors must be comprised of Independent Directors, and (ii) the Independent Directors must have regularly scheduled meetings at which only Independent Directors are present.

●	Rule 5605(c) (other than those parts as to which the home country exemption is not applicable), pursuant to which each company must have, and certify that it has and will continue to have, an audit committee of at least three members, each of whom must meet criteria set forth in Rule 5605(c)(2)(A).

●	Rule 5605(d), pursuant to which each company must (i) certify that it has adopted a formal written compensation committee charter and that the compensation committee will review and reassess the adequacy of the formal written charter on an annual basis, and (ii) have a compensation committee of at least two members, each of whom must be an Independent Director.

●	Rule 5605(e), pursuant to which director nominees must be selected, or recommended for the Board’s selection, either by Independent Directors constituting a majority of the Board’s Independent Directors in a vote in which only Independent Directors participate, or a nominations committee comprised solely of Independent Directors.

●	Rule 5610, pursuant to which each company shall adopt a code of conduct applicable to all directors, officers and employees.

●	Rule 5620(a), pursuant to which each company listing common stock or voting preferred stock, or their equivalents, shall hold an annual meeting of shareholders no later than one year after the end of the issuer’s fiscal year-end.

●	Rule 5620(b), pursuant to which each company shall solicit proxies and provide proxy statements for all meetings of shareholders and shall provide copies of such proxy solicitation to Nasdaq.

●	Rule 5620(c), pursuant to which each company that is not a limited partnership shall provide for a quorum as specified in its by-laws for any meeting of the holders of common stock; provided, however, that in no case shall such quorum be less than 33⅓% of the outstanding shares of the company’s common voting stock.

●	Rule 5630, pursuant to which each company that is not a limited partnership shall conduct an appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis by the company’s audit committee or another independent body of the board of directors.

●	Rule 5635(a), pursuant to which shareholder approval is required in certain circumstances prior to an issuance of securities in connection with the acquisition of the stock or assets of another company.

●	Rule 5635(b), pursuant to which shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company.

●	Rule 5635(c), pursuant to which shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, subject to certain exceptions.

●	Rule 5635(d), pursuant to which shareholder approval is required prior to a “20% Issuance,” as defined in such rule, at a price that is less than the “Minimum Price,” as defined in such rule. A “20% Issuance” means a transaction, other than a public offering as defined in IM-5635-3, involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or Substantial Shareholders of the company equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

S-4

THE OFFERING

Ordinary Shares Offered Pursuant to this Prospectus Supplement	Our Ordinary Share with an aggregate offering price of up to $300,000,000.

Ordinary Shares to be Outstanding Immediately After this Offering(1)	Up to 195,231,072 shares, assuming sales of $300,000,000 Ordinary Shares in this offering at an assumed offering price of $3.52 per share, which was the closing price of our Ordinary Share on the Nasdaq Global Market on August 17, 2026. The actual number of Ordinary Shares issued will vary depending on the sales price under this offering at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” that may be made from time to time on the Nasdaq Global Market or other market for our Ordinary Share in the United States through the Sales Agent. See the section entitled “Plan of Distribution” on page S-13 of this prospectus supplement.

Nasdaq Symbol	Our Ordinary Shares are currently listed on Nasdaq Global Market under the symbol “CD.”

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. See “Use of Proceeds” on page S-8.

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in Ordinary Shares, including the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC.

(1) The number of our Ordinary Shares to be outstanding immediately after this offering as shown above is based on 110,003,800 shares outstanding as of August 17, 2026, and gives effect to the sale of Ordinary Shares in this offering and excludes the following, all as of June 30, 2026:

● 6,164,000 Ordinary Shares remaining available for future issuance under the Company’s 2025 Equity Incentive Plan; and

● up to 42,755,344 Ordinary Shares issuable upon the exercise of outstanding warrants, for a period of three years commencing from November 30, 2023, at an exercise price of US$1.00 per Ordinary Share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding securities described above.

S-5

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the SEC, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Ordinary Share to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Securities and this Offering

We have broad discretion in the use of our available cash and other sources of funding, including the net proceeds we receive from this offering, and may not use them effectively.

Our management has broad discretion in the use of our available cash and other sources of funding, including the net proceeds we receive in this offering, and could spend those resources for purposes other than those described in the “Use of Proceeds” portion of this prospectus supplement, and in ways that do not improve our results of operations or enhance the value of our Ordinary Share. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Ordinary Share to decline. Pending their use, we may invest our available cash, including the net proceeds we receive in this offering, in a manner that does not produce income or that loses value.

If you purchase our Ordinary Shares sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per Ordinary Share being offered may be higher than the net tangible book value per share of our outstanding Ordinary Share prior to this offering. Assuming that an aggregate of 85,227,272 Ordinary Shares are sold at a price of $3.52 per share, the last reported sale price of our Ordinary Share on Nasdaq on August 17, 2026, for aggregate gross proceeds of approximately $300,000,000 and after deducting sales commissions and estimated offering expenses payable by us, new investors in this offering will incur dilution of $1.71 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” in this prospectus supplement. To the extent outstanding share options or warrants are exercised, if applicable, there will be further dilution to new investors.

S-6

Resales of our Ordinary Share in the public market during this offering by our shareholders may cause the market price of our Ordinary Share to fall.

We may issue Ordinary Share from time to time in connection with this offering. This issuance from time to time of these new Ordinary Shares, or our ability to issue these Ordinary Shares in this offering, could result in resales of our Ordinary Share by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Ordinary Share.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with HCW and compliance with applicable law, we have the discretion to deliver sales notices to HCW at any time throughout the term of the Sales Agreement. The number of shares that are sold by HCW after our delivering a sales notice will fluctuate based on the market price of the Ordinary Share during the sales period and limits we set with HCW.

The Ordinary Shares offered under this prospectus supplement and the accompanying prospectus may be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The proposed share consolidation may not achieve its intended effects and could adversely affect the market price and liquidity of our Ordinary Shares.

At our 2026 annual general meeting of shareholders, shareholders will be asked to authorize our board of directors to effect one or more share consolidations, or reverse stock splits, of our issued and unissued Ordinary Shares. There can be no assurance that our shareholders will approve such proposal or, if approved, that our board of directors will determine to effect any share consolidation. Even if effected, a share consolidation may not increase the market price of our Ordinary Shares in proportion to the consolidation ratio or result in a sustained increase in the market price of our Ordinary Shares. A share consolidation may also reduce the liquidity of our Ordinary Shares, increase volatility, result in odd-lot holdings for certain shareholders and be viewed negatively by the market. In addition, there can be no assurance that any share consolidation, if effected, would enable us to satisfy or maintain compliance with any applicable Nasdaq continued listing requirements.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect the market price of Ordinary Share and our business.

We will require additional financing to fund future operations. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current shareholders will be reduced, and the holders of the new equity securities may have rights superior to those of our existing securityholders, which could adversely affect the market price of our Ordinary Share and the voting power of Ordinary Share.

We have never paid dividends on our Ordinary Shares, and we do not anticipate paying dividends in the foreseeable future.

Since our inception, we have not declared or paid any dividends on our ordinary shares. We have no present plan to pay any dividends on our ordinary shares in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our Ordinary Share. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of the securities will be the sole source of gain, if any, for the foreseeable future.

Any market activity involving short selling or other market making activities could result in negative impact to the market price for our Ordinary Share.

Short selling is a method used to capitalize on an expected decline in the market price of a security and could depress the price of our Ordinary Share, which could further increase the potential for future short sales. Sales of our Ordinary Share could encourage short sales by market participants, which could create negative market momentum. Continued short selling may bring about a temporary, or possibly long term, decline in the market price of our Ordinary Share. We cannot predict the size of future issuances or sales of Ordinary Share or the effect, if any, that future issuances and sales of Ordinary Share will have on its market price or the activities of short sellers. Sales involving significant amounts of Ordinary Share, including issuances made in the ordinary course of our business, or the perception that such sales could occur, may materially and adversely affect prevailing market prices of the Ordinary Share.

Our share price may be volatile.

The market price of our ordinary shares may fluctuate significantly due to various factors including changes in our operating results, changes in capital markets conditions, developments affecting the financial services industry, and general economic or market conditions. As a Smaller Reporting Company with a relatively small market capitalization, our share price may experience greater volatility than larger public companies.

S-7

USE OF PROCEEDS

The net proceeds of this offering, if any, after deducting HCW’s commissions, and our estimated offering expenses, will be used for working capital and general corporate purposes. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of Ordinary Shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement.

In addition, we may use the net proceeds from this offering for investments in products or technologies that are complementary to our business, although we have no present commitments or agreements to make any such investments as of the date of this prospectus supplement.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending use of the proceeds as described above or otherwise, we intend to invest the net proceeds of this offering in government securities, high quality short-term corporate debt obligations and SEC-registered money market accounts.

S-8

DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our ordinary shares. We have no present plan to pay any dividends on our ordinary shares in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Any future determination to pay dividends will be made at the discretion of our Board of Directors subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Our Board’s decision to declare and pay dividends may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, the amount of distributions, if any, received by us from our U.S., Hong Kong and PRC subsidiaries, our general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

We are a holding company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders, we may rely on dividends distributed by our subsidiaries, including those located in the United States and Hong Kong. As of December 31, 2025, we also maintain one subsidiary in mainland China, Chaince (Shenzhen) Consulting Co., Ltd., which did not generate revenue during 2025.

Certain payments from our PRC subsidiary to us may be subject to PRC taxes, such as withholding income tax. In addition, regulations in China currently permit payment of dividends by a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. Our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends.

Our PRC subsidiary may set aside a certain amount of its after-tax profits to other funds at its discretion. These reserve funds can only be used for specific purposes and are not transferable to the company’s parent in the form of loans, advances or dividends. As of the date of our annual report on Form 10-K for the fiscal year ended December 31, 2025, our PRC subsidiary has not generated distributable profits and therefore has not declared or paid any dividends to the Company.

S-9

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus supplement.

	June 30, 2026
	(a) Actual	(b) Pro Forma(1)	(c) Pro Forma as Adjusted (2)(3)
	US$	US$	US$
Equity
Ordinary shares ($0.004 par value, 1,000,000,000 shares authorized as of June 30, 2026, 79,443,800 shares issued and outstanding as of June 30, 2026, actual; 110,003,800 shares issued and outstanding, pro forma; 195,231,072 shares issued and outstanding, pro forma as adjusted)	317,794	440,034	780,943
Subscription receivable	(882,360)	(882,360)	(882,360)
Additional paid-in capital(2)	734,260,961	750,295,521	1,040,723,612
Accumulated deficit	(688,004,085)	(688,004,085)	(688,004,085)
Accumulated other comprehensive gain	1,074,868	1,075,075	1,074,868
Total shareholders’ equity	46,767,178	62,924,185	353,692,978

(1)	On a pro forma basis to reflect the issuance and sale of 30,560,000 Ordinary Shares pursuant to the Securities Purchase Agreement, dated August 8, 2026, by and between the Company and certain purchasers, in a registered direct offering, after deducting offering expenses payable by the Company (the “pro forma adjustments”).

(2)	Gives effect to completion of the offering and to reflect the application of the proceeds.

(3)	On a pro forma as adjusted basis to reflect the (i) pro forma adjustments and (ii) the issuance and sale of up to 85,227,272 Ordinary Shares by us in this offering at an assumed offering price of US$3.52 per Ordinary Share, the last reported sale price of our Ordinary Share on Nasdaq on August 17, 2026, and aggregate gross proceeds of $300,000,000, after deducting the sales commissions and estimated offering expenses payable by us.

The foregoing table assumes for illustrative purposes that an aggregate of 85,227,272 Ordinary Shares are sold at a price of $3.52 per share, the last reported sale price of our Ordinary Share on Nasdaq on August 17, 2026, for aggregate gross proceeds of $300,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. The number of our Ordinary Shares to be outstanding immediately after this offering as shown above is based on 79,443,800 shares outstanding as of June 30, 2026, and gives effect to (i) the pro forma adjustments, and (ii) the sale of Ordinary Shares in this offering, and excludes the following, all as of June 30, 2026:

● 6,164,000 Ordinary Shares remaining available for future issuance under the Company’s 2025 Equity Incentive Plan; and

● up to 42,755,344 Ordinary Shares issuable upon the exercise of outstanding warrants, for a period of three years commencing from November 30, 2023, at an exercise price of US$1.00 per Ordinary Share.

S-10

DILUTION

If you invest in our Ordinary Shares in this offering, you may experience immediate dilution in net tangible book value per Ordinary Share to the extent of the difference between the price per Ordinary Share in this offering and the pro forma as adjusted net tangible book value per Ordinary Share immediately after giving effect to this offering.

As of June 30, 2026, our net tangible book value was $46,647,178, or $0.59 per Ordinary Share, based upon 79,443,800 Ordinary Shares outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding Ordinary Shares. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after this offering.

As of June 30, 2026, our pro-forma net tangible book value was $62,804,185, or $0.57 per Ordinary Share. Our pro-forma net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding Ordinary Shares as of June 30, 2026, after giving effect to the issuance and sale of 30,560,000 Ordinary Shares pursuant to the Securities Purchase Agreement, dated August 8, 2026, by and between the Company and certain purchasers, in a registered direct offering .

As of June 30, 2026, our pro-forma as-adjusted net tangible book value was $353,572,978, or $1.81 per Ordinary Share. Our pro-forma as adjusted net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding Ordinary Shares as of June 30, 2026, after giving effect to (i) the pro forma adjustments; and (ii) our receipt of $290,769,000 of estimated net proceeds (after deducting sales commissions and estimated offering expenses payable by us) from our sale of $300,000,000 of Ordinary Share in this offering at an assumed offering price of $3.52 per share (the last reported sale price of our Ordinary Share on Nasdaq on August 17, 2026). This amount would represent an immediate increase in pro forma as adjusted net tangible book value of $1.22 per Ordinary Share to existing shareholders and immediate dilution in net tangible book value of $1.71 per Ordinary Share to new investors purchasing Ordinary Shares in this offering at the assumed public offering price.

The following table illustrates this hypothetical dilution on a per share basis:

Assumed public offering price per share	$3.52
Historical net tangible book value per share as of June 30, 2026	$0.59
Decrease in net tangible book value per Ordinary Share attributable to pro forma adjustments	$0.02
Pro forma net tangible book value per share as of June 30, 2026	$0.57
Increase in pro-forma as adjusted net tangible book value per Ordinary Share to existing shareholders	$1.22
Pro Forma As adjusted net tangible book value per share after the giving effect to this offering	$1.81
Dilution per share to new investors participating in this offering	$1.71

The foregoing table assumes for illustrative purposes that an aggregate of 85,227,272 Ordinary Shares are sold at a price of $3.52 per share, the last reported sale price of our Ordinary Share on Nasdaq on August 17, 2026, for aggregate gross proceeds of $300,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. The number of our Ordinary Shares to be outstanding immediately after this offering as shown above excludes the following, all as of June 30, 2026:

● 6,164,000 Ordinary Shares remaining available for future issuance under the Company’s 2025 Equity Incentive Plan; and

● up to 42,755,344 Ordinary Shares issuable upon the exercise of outstanding warrants, for a period of three years commencing from November 30, 2023, at an exercise price of US$1.00 per Ordinary Share.

To the extent that any outstanding share options or warrants are exercised or convertible notes converted, new share options or warrants are issued, or we otherwise issue additional Ordinary Shares in the future at a price less than the offering price, there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The dilution information above does not give effect to any share consolidation, or reverse stock split, that may be approved by our shareholders and effected by our board of directors following the date of this prospectus supplement. If any share consolidation is effected, the number of issued and outstanding Ordinary Shares and the per share data presented above would be proportionately adjusted, subject to the terms of such share consolidation and the treatment of fractional shares. See “Risk Factors—The proposed share consolidation may not achieve its intended effects and could adversely affect the market price and liquidity of our Ordinary Shares.”

S-11

DESCRIPTION OF SHARE CAPITAL

The disclosure contained in the accompanying prospectus under the heading “Description of Ordinary Shares” is updated solely to reflect the Company’s current authorized and outstanding share capital as set forth below. Except as set forth herein, there have been no material changes to the Company’s share capital or the rights of its securities as previously disclosed in the accompanying prospectus.

General

As of August 17, 2026, our authorized share capital consisted of $4,000,000 divided into 1,000,000,000 Ordinary Shares of $0.004 each, of which 110,003,800 Ordinary Shares were issued and outstanding.

Ordinary Shares

Share Repurchases

We are empowered under our fifth amended and restated memorandum of association to purchase our shares subject to the Companies Act and our fifth amended and restated articles of association. Our fifth amended and restated articles of association provide that this power is exercisable by our Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit subject to the Companies Act and, where applicable, the rules of The Nasdaq Global Market and the applicable regulatory authority.

S-12

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agent pursuant to which we may issue and sell up to $300,000,000 of Ordinary Shares from time to time through the Sales Agent as our agent. The Sales Agreement provides that sales of our Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act. If we and the Sales Agent agree on any method of distribution other than sales of Ordinary Shares into the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

From time to time during the term of the Sales Agreement, we may deliver a sales notice to the Sales Agent specifying the length of the selling period, the amount of Ordinary Shares to be sold and the minimum price below which sales may not be made. Upon receipt of a sales notice from us, and subject to the terms and conditions of the Sales Agreement, the Sales Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Ordinary Shares on such terms. We or the Sales Agent may suspend the offering of our Ordinary Shares at any time upon proper notice to the other. Settlement for sales of our Ordinary Shares will occur at 10:00 a.m. (New York City time), or at some other time that is agreed upon by us and the Sales Agent in connection with a particular transaction, on the first trading day following the date any sales were made, unless we otherwise agree with the Sales Agent. The obligation of the Sales Agent under the Sales Agreement to sell our Ordinary Shares pursuant to any sales notice is subject to a number of conditions. Sales of our Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our Ordinary Shares by the Sales Agent. In addition, we have agreed to reimburse the Sales Agent for the fees and disbursements of its counsel in an amount not to exceed $75,000, of which $60,000 is payable upon execution of the Sales Agreement and the remaining $15,000 is payable upon the settlement date of the first sale of the Ordinary Shares pursuant to the Sales Agreement. Provided that we intend to continue making sales of Ordinary Shares pursuant to the Sales Agreement, we have also agreed to reimburse HCW for ongoing diligence expenses of up to $3,500 per Representation Date (as defined in the Sales Agreement) in connection with a quarterly update and up to $5,000 per Representation Date in connection with an annual update, new registration statement, prospectus or prospectus supplement, or amendment to the Sales Agreement. The remaining sale proceeds, after deducting commissions and any other transaction fees, will equal our net proceeds from the sale of such shares.

In connection with the sale of Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

We will report at least quarterly the number of Ordinary Shares sold through the Sales Agent, as our agent, in this offering and, to the extent applicable, the number of Ordinary Shares issued upon settlement of any terms agreements, and the net proceeds to us in connection with such sales of our Ordinary Shares.

The offering of our Ordinary Shares pursuant to the Sales Agreement will terminate upon the earliest of the (i) sale of all of our Ordinary Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M or other applicable anti-manipulation rules, the Sales Agent will not engage in any market making or stabilizing activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Sales Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Sales Agent may at any time hold long or short positions in such securities. Except as disclosed in this prospectus supplement, we have no present arrangements with HCW for any services.

Our Ordinary Shares are traded on Nasdaq under the symbol “CD.”

S-13

LEGAL MATTERS

We are being represented by McCarter & English, LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Ogier. Haynes and Boone, LLP, New York, New York, is counsel for HCW in connection with this offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 have been audited by Tang Qian & Associates, PLLC, an independent registered public accounting firm, as set forth in their report dated March 26, 2026 included in our annual report on Form 10-K filed with the SEC on March 26, 2026, and are incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of December 31, 2024 have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as set forth in their report dated April 30, 2025 included in our annual report on Form 20-F filed with the SEC on April 30, 2025, and are incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a Registration Statement on Form F-3 that we filed with the SEC registering the sale of the securities that may be offered and sold hereunder. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

Although we qualify as a foreign private issuer, beginning with its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company has voluntarily elected to file periodic and current reports with the Securities and Exchange Commission (the “SEC”) using domestic issuer forms, including Forms 10-K, 10-Q and 8-K, in lieu of forms customarily used by foreign private issuers, including Forms 20-F and 6-K. Our SEC filings, including the registration statement of which this prospectus supplement and the accompanying prospectus form a part, are available to the public on the SEC’s website at http://www.sec.gov.

Our corporate website is www.chaincedigital.com. The information contained on our websites is not a part of this prospectus. Our authorized representative and agent for service of process in the United States is Shi Qiu, Chief Executive Officer, Chaince Digital Holdings Inc, 1251 Avenue of the Americas, Floor 41, New York, NY 10020, Tel: +1(949)-678-9653.

S-14

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.

This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on August 10, 2026;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 14, 2026, respectively;

●	our Current Reports on Form 8-K filed on January 28, 2026, March 2, 2026, June 5, 2026, July 23, 2026 (as amended on July 28, 2026), and August 11, 2026; and

●	the description of our Ordinary Share contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026, including any amendment or report filed for the purpose of updating such description.

any future annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC after the date of the filing of the registration statement of which this prospectus supplement forms a part and prior to the termination of the offering of the securities offered by this prospectus supplement; and

any future reports on Form 8-K that we file with the SEC after the date of the filing of the registration statement of which this prospectus supplement forms a part that are identified in such reports as being incorporated by reference in this prospectus supplement.

Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Chaince Digital Holdings Inc., Attn: Chief Executive Officer, 1251 Avenue of the Americas, Floor 41, New York, NY 10020, or by calling us at (949) 678-9653.

S-15

PROSPECTUS

Mercurity Fintech Holding Inc.

$500,000,000

Ordinary Shares

Warrants

Debt Securities

Rights

Units

We may offer, issue and sell from time to time up to $500,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares of par value $0.004 each (the “Ordinary Shares”), warrants to purchase Ordinary Shares, debt securities, rights, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake. We refer to our Ordinary Shares, warrants, debt securities, rights, and units, collectively as “securities” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell the securities, we will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution” on page 20. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our Ordinary Shares are currently traded on the Nasdaq Capital Market under the symbol “MFH.” On June 18, 2025, the closing price of our Ordinary Shares on Nasdaq was $ 3.88 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or other securities exchange of the securities covered by the prospectus supplement.

Mercurity Fintech Holding Inc. or “MFH Cayman” is not a Chinese operating company but a Cayman Islands holding company with our operations conducted through our U.S., Hong Kong and PRC subsidiaries. This structure involves unique risks to investors. Under this holding company structure, investors are purchasing equity interests in MFH Cayman, a Cayman Islands holding company, and obtaining indirect ownership interests in our U.S., Hong Kong and Chinese operating companies. Investors may never hold equity interests in our Chinese operating company. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, which could cause the value of such securities to significantly decline or become worthless. PRC regulatory authorities could also decide to limit foreign ownership in the crypto asset industry in the future, in which case there could be a risk that we would be unable to do business in China as we are currently structured. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in China, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of the Ordinary Shares you invest in may significantly decline or become worthless. See also “Risk Factors—We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected” at page 8 of our annual report on Form 20-F for the fiscal year ended December 31, 2024.

Prior to 2022, the majority of our operations were based in mainland China. During 2022, we divested our software development business in mainland China, established a new management team, and relocated our headquarters to the United States with the newly established Hong Kong office as the operational hub for our business in the Asia Pacific region. As a result of the recent operational reorganization, the majority of our operations are currently based in the U.S. while part of our back-office and accounting team are based in mainland China.

We are subject to legal and operational risks associated with having part of our operations in mainland China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and changes in Chinese laws and regulations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. On September 24, 2024, the State Council of China issued the Regulations on the Administration of Network Data Security (the “Regulations”), which became effective on January 1, 2025. The Regulations stipulate more obligations for internet platform service providers, specifying data protection requirements for entities such as third-party service and product providers. We do not believe that we are subject to the cybersecurity review by the CAC, as advised by Beijing Chuting Law Firm, our PRC legal adviser. In addition, as of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. As advised by our PRC counsel, Beijing Chuting Law Firm, we fall under the category of Existing Issuers. Therefore, we are not immediately required to file for compliance. However, in the event that we undertake new securities offerings or fundraising activities in the future, such as a securities offering covered by this prospectus, to ensure compliance with the relevant regulations, we will be required to file with the CSRC. Other than the foregoing, as of the date of this prospectus, based on the opinion of Beijing Chuting Law Firm, we believe no relevant laws or regulations in the PRC explicitly require us to seek approval from CSRC or any other PRC governmental authorities for our overseas listing or securities offering plan, nor have we (including any of our subsidiaries) received any inquiry, notice, warning or sanctions regarding our planned offering of securities from the CSRC or any other PRC governmental authorities. Also, as of the date of this prospectus, we do not believe we are in a monopolistic position in the industry in which we operate. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it remains uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require our Chinese subsidiaries to obtain regulatory approval from Chinese authorities before future offerings of securities in the U.S. These risks could result in a material change in our operations in China and potentially the value of our securities being registered herein for sale. The CSRC regulatory risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. As a result, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter market under the HFCAA and a stock exchange such as Nasdaq on which our ordinary shares are listed may determine to delist our securities. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. Our auditor, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations. See also “Risk Factors—Our ordinary shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor if such auditor is located in China. The delisting or prohibition of trading of our ordinary shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment” at page 8 of our annual report on Form 20-F for the fiscal year ended December 31, 2024.

Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange (“SAFE”). Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds. During the past three completed fiscal years, none of MFH Cayman’s subsidiaries made any dividends or distributions to MFH Cayman, nor did MFH Cayman make any dividends or distributions to its shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate any cash dividends will be paid in the foreseeable future. If MFH Cayman determines to pay dividends on any of its ordinary shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries.

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, a subsidiary of MFH Cayman may rely on loans or payments from MFH Cayman and MFH Cayman may receive distributions or cash transfers from our subsidiaries. The transfer of funds and assets among MFH Cayman and its subsidiaries outside of mainland China are subject to money laundering and anti-corruption and other rules and regulations. There is also no assurance that the PRC government will not intervene in or impose restrictions on the ability of MFH Cayman (or our other non-mainland China subsidiaries) and its PRC subsidiaries to transfer cash or assets to each other. As of the date of this prospectus, our PRC subsidiaries rely on loans or payments from MFH Cayman (or our other subsidiaries) to meet its needs for daily operating working capital. Any foreign loans procured by our PRC subsidiaries is required to be registered with the State Administration of Foreign Exchange in China (the “SAFE”) in its local branches and satisfy relevant requirements, and our PRC subsidiaries may not procure loans which exceed the difference between its respective total project investment amount and registered capital or two times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC subsidiary. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the registration with State Administration for Market Regulation (“SAMR”) in its local branches, report submission to the Ministry of Commerce of China (the “MOFCOM”) in its local branches and registration with a local bank authorized by SAFE.

As of the date of this prospectus, neither MFH Cayman nor its subsidiaries has any cash management policy. During the past three completed fiscal years ended December 31, 2024, 2023 and 2022, none of our subsidiaries has made any dividends or distributions to MFH Cayman, nor has MFH Cayman made any dividends or distributions to its shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business and therefore do not plan to distribute earnings in the foreseeable future. If MFH Cayman determines to pay dividends on any of its ordinary shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries. The current laws and regulations of the PRC on currency exchange requires registration with or approval from the SAFE for conversion of RMB into foreign currency and remission out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. However, there is no assurance that the Chinese government will not, in the future, intervene or impose restrictions or limitations on the Company’s ability to transfer cash into or out of mainland China and/or Hong Kong.

The following table illustrates the breakdown of our outstanding loans within our group as of December 31, 2024 (including the cash and non-cash asset transfers of claims and obligations):

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$12,680,835	(i)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$2,213,010	(ii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$398,620	(iii)
Mercurity Fintech Holding Inc.	Chaince Securities, Inc.	$2,000,000	(iv)
Mercurity Limited	Mercurity Fintech Holding Inc.	$565,799	(v)
Mercurity Fintech Technology Holding Inc.	Chaince Securities, Inc.	$28,545	(vi)
Mercurity Fintech Technology Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$3,353	(vii)
Mercurity Limited	Ucon Capital (HK) Limited	$872,576	(viii)

(i)

As of December 31, 2024, MFH Tech owed MFH Cayman in the net sum of $12,680,835, as calculated below:

a) a total of $5,350,000 cash transfers derived from on-demand loans provided by MFH Cayman to MFH Tech, which occurred in November 2022, as well as January, February, June, and October 2023, plus

b) a total of $6,184,571 non-cash asset transfers as result of MFH Cayman transferring certain Filecoin mining machines and a number of Filecoins to MFH Tech to carry out distributed computing and storage service business, which occurred in January 2023, plus

c) a total of $196,901 non-cash asset transfers derived from accumulated daily operating expenses paid by MFH Cayman for MFH Tech, which occurred in November and December 2022, as well as January, February, March, April, May, July and September 2023, plus

d) a total of $10,725 non-cash asset transfers derived from MFH Tech ‘s receipt of money on behalf of MFH Cayman, which occurred in January 2023, plus

e) a $40 non-cash asset transfer as MFH Cayman paid equity subscription fees for MFH Tech in March 2024, plus

f) a $1,500,000 non-cash asset transfer as MFH Cayman paid loan deposit for borrowing Filecoins for MFH Tech in July 2024 to meet the Filecoin staking requirements for adding new nodes for Filecoin mining, minus

g) a total of $456,411 non-cash asset transfers as MFH Tech paid daily operating expenses for MFH Cayman, which occurred in March, May, June, July, September and November 2023, as well as January, February, March, April, May, July, August, September and December 2024, minus

h) a total of $104,791 of non-cash asset transfers derived from MFH Tech’s transfer of Filecoin to MFH Cayman, which occurred in August 2023, as well as January and April 2024, minus

i) $200 non-cash asset transfers as MFH Tech paid advance payments due to employees for MFH Cayman, which occurred in December 2023.

Since MFH Tech has been in a state of operating loss, we are uncertain whether MFH Tech can turn profitable in the near future, and we have not yet decided whether the money MFH Tech owes to MFH Cayman will be converted into MFH Cayman’s equity investment in MFH Tech. Hence, at present there is no specific intention to settle such amounts owed by MFH Tech to MFH Cayman.

(ii)

As of December 31, 2024, Ucon owed MFH Cayman in the net sum of $2,213,010, as calculated below:

a) a total of $205,000 cash transfers derived from on-demand loans provided by MFH Cayman to Ucon, of which $100,000 occurred in January 2024 and $105,000 occurred before 2021, plus

b) $1,994,463 of non-cash asset transfers derived from the procurement cost paid by MFH Cayman to the Bitcoin sharing mining service provider on behalf of Ucon in October 2021 to help Ucon carry out Bitcoin sharing mining business, plus

c) a total of $19,402 non-cash asset transfers as MFH Cayman paid daily operating expenses for Ucon, which occurred in February, June, August, October, November and December 2023, as well as January 2024, minus

d) $5,855 non-cash asset transfers as MFH Cayman collected the bank deposit balance on behalf of Ucon due to the closure of Ucon’s bank account in December 2021.

MFH Cayman intends to convert all of the amount owed by Ucon to MFH Cayman into an equity investment in Ucon, although there is no guaranty that MFH Cayman will do so in the near future or at all.

(iii)

As of December 31, 2024, Beijing Lianji Future Technology Co., Ltd (“Lianji Future”) owed MFH Cayman in the net sum of $398,620, as calculated below:

a) a total of $36,680 cash transfers derived from on-demand loans provided by MFH Cayman to Lianji Future, which occurred before 2021, plus

b) a total of $230,555 non-cash asset transfers derived from payments for Lianji Future’s accumulated daily operating expenses paid by MFH Cayman, which occurred in almost every month between June 2022 and December 2024, plus

c) a total of $299,846 non-cash asset transfers derived from MFH Cayman’s repayments for the debts of Lianji Future in February 2022, minus

d) a total of $168,461 non-cash asset transfers derived from payments for MFH Cayman’s accumulated daily operating expenses settled in Renminbi paid by Lianji Future, which occurred in September, October and November 2021, as well as January 2022.

We will continue to categorize the funds Lianji Future owes to MFH Cayman as an interest-free on-demand loan and at present there is no specific intention to settle such amounts owed.

(iv)	As of December 31, 2024, Chaince Securities, Inc. (“Chaince Securities”) owed MFH Cayman a total of $2,000,000 in the form of on-demand loans in cash provided by MFH Cayman to Chaince Securities in April and June 2023.

Currently MFH Cayman intends convert all of the debts owed by Chaince Securities into its equity investment in Chaince Securities, although there is no guarantee that MFH Cayman will do so in the near future or at all.

(v)

As of December 31, 2024, MFH Cayman owed Mercurity Limited in the net sum of $565,799, as calculated below:

a) a total of $1,627,948 non-cash asset transfers derived from the payments received by MFH Cayman in January, March, June, September, as well as before 2021, on behalf of Mercurity Limited from customers for technical service business prior to 2022, minus

b) a total of $1,062,149 non-cash asset transfers, of which $222,049 as MFH Cayman paid daily operating expenses for Mercurity Limited, which occurred before 2021, in September 2021, March 2023, and February 2024, and $840,100 as MFH Cayman paid investment funds (for investing in Hong Kong and Chinese subsidiaries) for Mercurity Limited, which occurred before 2021.

At present, there is no specific intent to settle such amounts MFH Cayman owed to Mercurity Limited.

(vi)

As of December 31, 2024, Chaince Securities owed MFH Tech in the net sum of $28,545, as calculated below:

a) a total of $33,047 non-cash asset transfers as MFH Tech paid daily operating expenses for Chaince Securities, which occurred in May, June, July and November 2023, as well as June and August 2024, minus

b) MFH Tech’s collection of Chaince Securities’ bank deposits of $4,502 on its behalf due to the closure of its main bank account in March 2024.

At present, there is no specific intent to settle such amounts Chaince Securities owed to MFH Tech.

(vii)

As of December 31, 2024, Lianji Future owed MFH Tech $3,353, which was a result of non-cash asset transfers as MFH Tech paid daily operating expenses for Lianji Future, which occurred in March 2024.

At present, there is no specific intent to settle such amounts Lianji Future owed to MFH Tech.

(viii)

As of December 31, 2024, Ucon owed Mercurity Limited $872,576, which was a result of non-cash asset transfers as Mercurity Limited paid daily operating expenses and investment funds (for investing in Chinese subsidiaries) for Lianji Future, which occurred before 2021.

At present, there is no specific intent to settle such amounts Ucon owed to Mercurity Limited.

See “Prospectus Summary—Cash and Non-Cash Asset Transfers” for more information on our intragroup transfers commencing at page 6. Please refer to our audited consolidated financial statements for the fiscal year ended December 31, 2023 and 2024 in our annual report on Form 20-F filed on April 30, 2025 for further information.

We are also a “foreign private issuer” as defined in the Securities and Exchange Act of 1934, as amended, or the Exchange Act, and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See “Prospectus Summary—Implications of Being a Foreign Private Issuer” for more details.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our Ordinary Share involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 19 and in the documents which are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $500,000,000. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Ordinary Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Ordinary Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

1

In this prospectus, when used herein, unless the context requires otherwise:

●	“we,” “us,” “Company,” “our Company” or “our” refers to Mercurity Fintech Holding Inc. and its consolidated subsidiaries, including (i) Mercurity Fintech Technology Holding Inc., (ii) Mercurity Limited, (iii) Ucon Capital (HK) Limited, (iv) Beijing Lianji Future Technology Co., Ltd., (v) Chaince Securities, (vi) Chaince Securities, LLC, previously known as JVDA, LLC, (vii) Aifinity Base Limited, and (viii) Yingke Precision (Shenzhen) Intelligent Manufacturing Technology Co., Ltd;

●	“ADR” refers to American depositary receipt, which was cancelled on February 28, 2023 upon termination of the ADR facility;

●	“ADS” refers to our American depositary shares, each of which represented 360 ordinary shares before the mandatory exchange of the ADS for ordinary shares and removal of the ADR facility, effective February 28, 2023;

●	“Aifinity” refers to Aifinity Base Limited, a subsidiary of the Company;

●	“Chaince Securities” refers to Chaince Securities, Inc. and Chaince Securities, LLC, each a wholly-owned subsidiary of the Company;

●	“China” or the “PRC” refers to the mainland of the People’s Republic of China, excluding, for the purpose of this annual report only and references to the specific laws and regulations, Hong Kong, Macau and Taiwan;

●	“MFH Cayman” refers to Mercurity Fintech Holding Inc., the holding company of our group;

●	“MFH Tech” refers to Mercurity Fintech Technology Holding Inc., a wholly-owned subsidiary of the Company;

●	“NBpay” refers to NBpay Investment Limited, which has ceased to be our consolidated entity;

●	“NBpay Fintech” refers to NBpay Fintech Pte Ltd., which has ceased to be our consolidated entity;

●	“ordinary shares” refer to our ordinary shares, par value US$0.004 per share;

●	“Renminbi” or “RMB” refers to the legal currency of China;

●	“SEC” or “Commission” refers to the Securities and Exchange Commission;

●	“Share Consolidation” refers to MFH Cayman’s reverse split completed on February 28, 2023 with four hundred (400) ordinary shares being consolidated into one (1) ordinary share;

●	“Ucon” refers to Ucon Capital (HK) Limited, a subsidiary of the Company;

●	“VIEs” refers to (i) Mercurity (Beijing) Technology Co., Ltd, or Mercurity Beijing, and (ii) Beijing Lianji Technology Co., Ltd., or Lianji, which, together with Mercurity Beijing, were consolidated by us solely for accounting purposes as variable interest entities, and which have ceased to be our consolidated entities, following the termination of our VIE structure on January 15, 2022;

●	“WFOE” or “Lianji Future” refers to Beijing Lianji Future Technology Co., Ltd., our subsidiary in China that is a wholly foreign-owned enterprise;

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●	“Yingke Precision” refers to Yingke Precision (Shenzhen) Intelligent Manufacturing Technology Co., Ltd, Aifinity’s wholly-owned subsidiary in China; and

●	“$,” “US$,” “dollar” or “U.S. dollar” refers to the legal currency of the United States.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will”, “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our prospects, our business development, the growth of our operations, and our financial condition and results of operations;

●	our plans to expand our marketing and professional service teams in business consultation, financial advisory, and securities underwriting, develop more clients, and enhance customer experience;

●	our plans to raise funds to invest in Bitcoin assets and create a Bitcoin treasury and our collaboration with third parties for the distribution and placement of tokenized real-world assets;

●	our plans to improve the utilization of our Web 3.0 distributed storage infrastructure, including increasing our Filecoin nodes for providing more effective storage capacity;

●	global competition in our industry; and

●	fluctuations in general economic and business conditions.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should read thoroughly this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and the documents incorporated herein by reference contain certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly evolving nature of this industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus and the documents incorporated herein by reference relate only to events or information as of the date on which the statements are made in this prospectus and the documents incorporated herein by reference. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated herein by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

Historical Business Overview

Prior to July 2019, we provided integrated B2B services to food service suppliers and customers in China. On July 22, 2019, we divested our B2B services to food service suppliers and customers by selling all the issued and outstanding shares of New Admiral Limited, or New Admiral, our former wholly-owned subsidiary operating the B2B business, to Marvel Billion Development Limited, or Marvel Billion. After this divestment, we were no longer engaged in B2B services and our principal business at that point in time was focused on providing blockchain technical services. In the past, we designed and developed digital asset transaction platforms based on blockchain technologies for customers to facilitate crypto asset trading and asset digitalization and provided supplemental services for such platforms, such as customized software development services, maintenance services and compliance support services.

In March 2020, we acquired NBpay Investment Limited and its subsidiaries and VIE, a developer of asset transaction platform products based on blockchain technologies, attempting to advance the blockchain technical services business.

In August 2021, we added cryptocurrency mining as one of our main businesses. On October 22, 2021, we entered into a business contract with a collective mining service provider to provide computing power to a Bitcoin mining pool from October 2021 to April 2022. However, since May 2022, we have not conducted any business related to Bitcoin mining services.

Due to the extremely adverse regulatory measures taken by the Chinese government in 2021 in the field of digital currency production and transaction, our Board of Directors (“Board”) decided on December 10, 2021 to divest the VIEs, which were the Chinese operating companies of the related business controlled through VIE agreements, and the divestiture of such VIEs was completed on January 15, 2022. On January 28, 2023, we decided to write off NBpay Investment Limited and its subsidiaries, which had no meaningful assets or business nor employees.

In late February 2022, Wei Zhu, our former acting Chief Financial Officer, former Co-Chief Executive Officer, and a former member and Co-Chairperson of the Board, and Minghao Li, a former member of the Board, were suspected of certain criminal offenses unrelated to our company’s operations and were detained by the Economic Crime Investigation Detachment of Sheyang County Public Security Bureau, Yancheng City, Jiangsu Province, People’s Republic of China. At the same time, Sheyang Public Security Bureau wrongfully seized the digital assets hardware cold wallet which belonged to the Company, along with the cryptocurrencies stored therein.

Due to the dismantling of the VIEs and the cessation of all business related to the digital asset transaction platforms, the temporary difficulties caused by the impoundment of our cryptocurrencies and substantial changes of our original technical team in China in 2022, our blockchain technical services business did not generate any revenue in 2022.

Also considering the enormous uncertainty brought by the cryptocurrency market turmoil in the past two years to the blockchain industry, as well as the regulatory uncertainties, despite our ability to quickly reorganize the blockchain technical service team, we have decided not to continue conducting blockchain technology service business related to the asset trading platform, asset digitalization platform and decentralized finance (DeFi) platform.

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On January 10, 2023, MFH Cayman entered into an asset purchase agreement (the “S19 Pro Purchase Agreement”) with Jinhe Capital Limited (“Jinhe”), providing for the purchase of 5,000 Antminer S19 PRO Bitcoin mining machines, for an aggregate consideration of USD$9,000,000. From April to June 2023, our management reassessed the potential adverse effects of changes in the Company’s business environment, and readjusted the Company’s business structure and the future development plan. Considering the increasing difficulty of Bitcoin mining and the general losses by top Bitcoin mining enterprises, we had initially decided to reduce the scale of procurement of Bitcoin miners and reduce the Company’s investment in Bitcoin mining. As such, MFH Cayman and Jinhe entered into an amendment (the “Amendment”) to the S19 Pro Purchase Agreement, pursuant to which the parties agreed to reduce the purchase order to no more than 2,000 Bitcoin miners for a total consideration of no more than $3.6 million. On March 10, 2024, MFH Cayman and Jinhe entered into a cancellation agreement (the “Cancellation Agreement”) to cancel the orders under the S19 Pro Purchase Agreement in its entirety. The Company currently does not mine Bitcoin and going forward, it has no plans to resume Bitcoin mining.

On March 7, 2024, considering the uncertainties in the digital payment industry, the Company decided to suspend its development plan related to its digital payment solutions and digital payment services, as well as its application for an MSB (Money Service Business) license. In particular, MFH Cayman has obtained the approval of its board of directors on March 7, 2024 to terminate its “digital payment solutions” and “digital payment services” businesses, which did not generate any meaningful revenue in the past.

Current Business Overview

In July 2022, we added consultation services to our business, providing business consultation services to global corporate clients, such as assisting the clients in developing business in the United States, helping the clients improve operations and compliance, achieving market entry and expansion, as well as introducing and coordinating professional service institutions. Meanwhile, we conducted viability studies about the business models, license requirements and operational costs of online and traditional brokerage services and digital payment business and have been expanding our business into those two sectors, such as building up client base and acquiring the necessary licenses. However, due to resource restraints, we have ceased our development plans in digital payment business, including digital payment services and solution consulting, and applications for the required money transmit licenses since March 2024. Please refer to the section “Digital payment solutions and services (Discontinued)”.

On July 15, 2022, MFH Cayman incorporated Mercurity Fintech Technology Holding Inc. (“MFH Tech”) to develop distributed computing and storage services (mainly Filecoin mining) and consultation services. After the formation of Chaince Securities, Inc. in 2023, MFH Tech has gradually transferred its business consultation services to Chaince Securities, Inc. and is currently concentrating on providing distributed computing and storage services (mainly Filecoin mining).

On December 15, 2022, MFH Cayman entered into an asset purchase agreement with Huangtong International Co., Ltd., providing for the acquisition and purchase of Web3 decentralized storage infrastructure, including cryptocurrency mining servers, cables, and other electronic devices, for an aggregate consideration of USD$5,980,000, payable in MFH Cayman’s ordinary shares. The investment was made with an aim to own mining machines capable of gathering, processing, and storing vast amounts of data and to advance the Filecoin mining business. On December 20, 2022, MFH Cayman commenced Filecoin (“FIL”) mining operations. In January 2023, MFH Cayman transferred all of the Web3 decentralized storage infrastructure to MFH Tech, which serves as the operating entity for Filecoin mining and cloud storage services for distributed application product operators.

On April 12, 2023, MFH Cayman completed the incorporation of another U.S. subsidiary, Chaince Securities, Inc., which is developing business consultation services and investment banking services (such as financial advisory services, as well as mergers or initial public offering underwriting services). In May 2023, Chaince Securities, Inc. entered into a Purchase and Sale Agreement for the acquisition of all assets and liabilities of J.V. Delaney & Associates, an investment advisory firm and FINRA licensed broker dealer. In November 2024, Chaince Securities, Inc. received FINRA approval for the acquisition of J.V. Delaney & Associates, which was completed in December 2024 through Chaince Securities, Inc.’s acquisition of Chaince Securities, LLC, previously known as JVDA, LLC. In March 2025, Chaince Securities, LLC successfully received approval for its Continuing Membership Application (“CMA”) from the Financial Industry Regulatory Authority (“FINRA”).

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Our operating subsidiaries are as follows: (i) MFH Tech acting as the operating entity of distributed computing and storage services; (ii) Chaince Securities, Inc. acting as the operating entity of business consultation services in North America, and with Chaince Securities, LLC focusing on providing investment banking services (such as financial advisory services, as well as mergers or initial public offering underwriting services) in the U.S.; (iii) Ucon and Lianji Future acting as the operating entities of the business consultation services in the Asia-Pacific region; (iv) Aifinity, acting as the operating entity of manufacturing advanced liquid cooling panels specifically tailored for artificial intelligence (AI) infrastructure, high-performance computing (HPC); and (v) Yingke Precision will set up a factory in Shenzhen and will undertake the production and manufacturing functions in Aifinity’s business planning. The following diagram illustrates our current corporate structure.

Cash and Non-Cash Asset Transfers

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, our subsidiaries may rely on loans or payments from MFH Cayman and MFH Cayman may receive distributions or cash transfers from our subsidiaries. The transfer of funds and assets among MFH Cayman and its subsidiaries outside of China are subject to money laundering and anti-corruption rules and regulations. There is also no assurance that the PRC government will not intervene in or impose restrictions on the ability of MFH Cayman (or our other subsidiaries) and its PRC subsidiaries to transfer cash or assets to each other.

As of the date of this prospectus, our PRC subsidiaries rely on loans or payments from MFH Cayman (or our other subsidiaries) to meet its daily operating expenses. Any foreign loans procured by our PRC subsidiaries is required to be registered with the State Administration of Foreign Exchange in China (the “SAFE”) in its local branches and satisfy relevant requirements, and our PRC subsidiaries may not procure loans which exceed the difference between its respective total project investment amount and registered capital or two times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC subsidiary. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the registration with State Administration for Market Regulation (“SAMR”) in its local branches, report submission to the Ministry of Commerce of China (the “MOFCOM”) in its local branches and registration with a local bank authorized by SAFE.

As of the date of this prospectus, other than the possible constraints on fund transfers between MFH Cayman (or our other non-mainland China subsidiaries) and our PRC subsidiaries, there are no currency exchange restrictions or limitations imposed on the transfer of capital within our corporate structure, except that the transfers are subject to money laundering and anti-corruption rules and regulations. However, there is no guarantee that the applicable government will not promulgate new laws or regulations that may impose such restrictions on currency exchanges in the future.

For the years ended December 31, 2023 and 2024, we paid an aggregate of $167,000 and $90,000 in cash and shares of the Company as salaries and fees to our former and current independent directors and an aggregate of $185,776 and $190,754 in cash as salaries and fees to our executives. Other than salaries, fees and share incentives, we do not otherwise provide pension, retirement or similar benefits to our officers and directors.

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Cash and non-cash asset transfers for the year ended December 31, 2024

The following table illustrates the breakdown of the cash transfers within our organization during the year ended December 31, 2024:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$100,000	(i)

(i) We are establishing our Asia business consulting team in Hong Kong and Shenzhen, PRC, and made a cash transfer of $100,000 from MFH Cayman to Ucon for Ucon’s working capital in January 2024.

The following table illustrates the breakdown of the non-cash asset transfers within our organization during the year ended December 31, 2024:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$1,500,040	(i)
Mercurity Fintech Holding Inc.	Mercurity Limited	$1,798	(ii)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$693	(iii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$76,259	(iv)
Mercurity Fintech Technology Holding Inc.	Mercurity Fintech Holding Inc.	$274,214	(v)
Mercurity Fintech Technology Holding Inc.	Chaince Securities, Inc.	$13,047	(vi)
Chaince Securities, Inc.	Mercurity Fintech Technology Holding Inc.	$4,502	(vii)
Mercurity Fintech Technology Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$3,353	(viii)

(i)	MFH Cayman paid equity subscription fees of $40 for MFH Tech in March 2024 to save cross-border payment fees, and paid loan deposit for borrowing Filecoins of $1,500,000 for MFH Tech in July 2024 to meet the Filecoin staking requirements for adding new nodes for Filecoin mining.
(ii)	MFH Cayman paid annual audit fees of $1,798 for Mercurity Limited in February 2024, due to Mercurity Limited’s lack of working capital.
(iii)	MFH Cayman paid reimbursements due to employees of $693 for Ucon in January 2024, due to Ucon’s lack of sufficient working capital at the time.
(iv)	MFH Cayman paid daily operating expenses (including compensation, reimbursement and advance payments due to employees) of a total of $76,259 for Lianji Future, which occurred in each month of 2024, due to Lianji Future’s lack of sufficient working capital.
(v)	MFH Tech paid daily operating expenses (including director compensation, reimbursement and advance payments due to employees, office rent fees, audit fees, lawyer fees, and other professional service fees) of a total of $274,214 for MFH Cayman in each month of 2024, during which MFH Cayman’s original primary bank account was closed and transitioning to have a new bank account operational.
(vi)	MFH Tech paid daily operating expenses (including reimbursement due to employees and professional service fees) of $13,047 for Chaince Securities in June and August 2024, as Chaince Securities was transitioning to a new bank account.
(vii)	MFH Tech collected the remaining bank deposits of $4,502 on behalf of Chaince Securities in March 2024 due to the closure of the then bank account of Chaince Securities.
(viii)	MFH Tech paid daily operating expenses of $3,353 for Lianji Future in March 2024, due to Lianji Future’s lack of sufficient working capital.

The following table illustrates the breakdown of our outstanding loans within our group as of December 31, 2024 (including the cash and non-cash asset transfers of claims and obligations):

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$12,680,835	(i)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$2,213,010	(ii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$398,620	(iii)
Mercurity Fintech Holding Inc.	Chaince Securities, Inc.	$2,000,000	(iv)
Mercurity Limited	Mercurity Fintech Holding Inc.	$565,799	(v)
Mercurity Fintech Technology Holding Inc.	Chaince Securities, Inc.	$28,545	(vi)
Mercurity Fintech Technology Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$3,353	(vii)
Mercurity Limited	Ucon Capital (HK) Limited	$872,576	(viii)

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(i)

As of December 31, 2024, MFH Tech owed MFH Cayman in the net sum of $12,680,835, as calculated below:

a) a total of $5,350,000 cash transfers derived from on-demand loans provided by MFH Cayman to MFH Tech, which occurred in November 2022, as well as January, February, June, and October 2023, plus

b) a total of $6,184,571 non-cash asset transfers as result of MFH Cayman transferring certain Filecoin mining machines and a number of Filecoins to MFH Tech to carry out distributed computing and storage service business, which occurred in January 2023, plus

c) a total of $196,901 non-cash asset transfers derived from accumulated daily operating expenses paid by MFH Cayman for MFH Tech, which occurred in November and December 2022, as well as January, February, March, April, May, July and September 2023, plus

d) a total of $10,725 non-cash asset transfers derived from MFH Tech ‘s receipt of money on behalf of MFH Cayman, which occurred in January 2023, plus

e) a $40 non-cash asset transfer as MFH Cayman paid equity subscription fees for MFH Tech in March 2024, plus

f) a $1,500,000 non-cash asset transfer as MFH Cayman paid loan deposit for borrowing Filecoins for MFH Tech in July 2024 to meet the Filecoin staking requirements for adding new nodes for Filecoin mining, minus

g) a total of $456,411 non-cash asset transfers as MFH Tech paid daily operating expenses for MFH Cayman, which occurred in March, May, June, July, September and November 2023, as well as January, February, March, April, May, July, August, September and December 2024, minus

h) a total of $104,791 of non-cash asset transfers derived from MFH Tech’s transfer of Filecoin to MFH Cayman, which occurred in August 2023, as well as January and April 2024, minus

i) $200 non-cash asset transfers as MFH Tech paid advance payments due to employees for MFH Cayman, which occurred in December 2023.

Since MFH Tech has been in a state of operating loss, we are uncertain whether MFH Tech can turn profitable in the near future, and we have not yet decided whether the money MFH Tech owes to MFH Cayman will be converted into MFH Cayman’s equity investment in MFH Tech. Hence, at present there is no specific intention to settle such amounts owed by MFH Tech to MFH Cayman.

(ii)

As of December 31, 2024, Ucon owed MFH Cayman in the net sum of $2,213,010, as calculated below:

a) a total of $205,000 cash transfers derived from on-demand loans provided by MFH Cayman to Ucon, of which $100,000 occurred in January 2024 and $105,000 occurred before 2021, plus

b) $1,994,463 of non-cash asset transfers derived from the procurement cost paid by MFH Cayman to the Bitcoin sharing mining service provider on behalf of Ucon in October 2021 to help Ucon carry out Bitcoin sharing mining business, plus

c) a total of $19,402 non-cash asset transfers as MFH Cayman paid daily operating expenses for Ucon, which occurred in February, June, August, October, November and December 2023, as well as January 2024, minus

d) $5,855 non-cash asset transfers as MFH Cayman collected the bank deposit balance on behalf of Ucon due to the closure of Ucon’s bank account in December 2021.

MFH Cayman intends to convert all of the amount owed by Ucon to MFH Cayman into an equity investment in Ucon, although there is no guaranty that MFH Cayman will do so in the near future or at all.

(iii)

As of December 31, 2024, Beijing Lianji Future Technology Co., Ltd (“Lianji Future”) owed MFH Cayman in the net sum of $398,620, as calculated below:

a) a total of $36,680 cash transfers derived from on-demand loans provided by MFH Cayman to Lianji Future, which occurred before 2021, plus

b) a total of $230,555 non-cash asset transfers derived from payments for Lianji Future’s accumulated daily operating expenses paid by MFH Cayman, which occurred in almost every month between June 2022 and December 2024, plus

c) a total of $299,846 non-cash asset transfers derived from MFH Cayman’s repayments for the debts of Lianji Future in February 2022, minus

d) a total of $168,461 non-cash asset transfers derived from payments for MFH Cayman’s accumulated daily operating expenses settled in Renminbi paid by Lianji Future, which occurred in September, October and November 2021, as well as January 2022.

We will continue to categorize the funds Lianji Future owes to MFH Cayman as an interest-free on-demand loan and at present there is no specific intention to settle such amounts owed.

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(iv)	As of December 31, 2024, Chaince Securities, Inc. (“Chaince Securities”) owed MFH Cayman a total of $2,000,000 in the form of on-demand loans in cash provided by MFH Cayman to Chaince Securities in April and June 2023.

Currently MFH Cayman intends convert all of the debts owed by Chaince Securities into its equity investment in Chaince Securities, although there is no guarantee that MFH Cayman will do so in the near future or at all.

(v)

As of December 31, 2024, MFH Cayman owed Mercurity Limited in the net sum of $565,799, as calculated below:

a) a total of $1,627,948 non-cash asset transfers derived from the payments received by MFH Cayman in January, March, June, September, as well as before 2021, on behalf of Mercurity Limited from customers for technical service business prior to 2022, minus

b) a total of $1,062,149 non-cash asset transfers, of which $222,049 as MFH Cayman paid daily operating expenses for Mercurity Limited, which occurred before 2021, in September 2021, March 2023, and February 2024, and $840,100 as MFH Cayman paid investment funds (for investing in Hong Kong and Chinese subsidiaries) for Mercurity Limited, which occurred before 2021.

At present, there is no specific intent to settle such amounts MFH Cayman owed to Mercurity Limited.

(vi)

As of December 31, 2024, Chaince Securities owed MFH Tech in the net sum of $28,545, as calculated below:

a) a total of $33,047 non-cash asset transfers as MFH Tech paid daily operating expenses for Chaince Securities, which occurred in May, June, July and November 2023, as well as June and August 2024, minus

b) MFH Tech’s collection of Chaince Securities’ bank deposits of $4,502 on its behalf due to the closure of its main bank account in March 2024.

At present, there is no specific intent to settle such amounts Chaince Securities owed to MFH Tech.

(vii)

As of December 31, 2024, Lianji Future owed MFH Tech $3,353, which was a result of non-cash asset transfers as MFH Tech paid daily operating expenses for Lianji Future, which occurred in March 2024.

At present, there is no specific intent to settle such amounts Lianji Future owed to MFH Tech.

(viii)

As of December 31, 2024, Ucon owed Mercurity Limited $872,576, which was a result of non-cash asset transfers as Mercurity Limited paid daily operating expenses and investment funds (for investing in Chinese subsidiaries) for Lianji Future, which occurred before 2021.

At present, there is no specific intent to settle such amounts Ucon owed to Mercurity Limited.

Cash and non-cash asset transfers for the year ended December 31, 2023

The following table illustrates the breakdown of the cash transfers within our organization for the year ended December 31, 2023:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$5,300,000	(i)
Mercurity Fintech Holding Inc.	Chaince Securities, Inc.	$2,000,000	(ii)

(i) During the year ended December 31, 2023, MFH Cayman provided a total of $5.3 million in on-demand cash loans to MFH Tech to support the daily operations and expansion of MFH Tech’s distributed storage and computing service business. The cash transfers occurred in January, February, June and October 2023.

(ii) During the year ended December 31, 2023, MFH Cayman provided a total of $2 million in on-demand cash loans to Chaince Securities to support the acquisition of J.V. Delaney & Associates, a licensed broker-dealer, and the team building for future business. The cash transfers occurred in April and June 2023.

The following table illustrates the breakdown of the non-cash asset transfers within our organization for the year ended December 31, 2023:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$6,380,198	(i)
Mercurity Fintech Holding Inc.	Mercurity Limited	$1,531	(ii)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$18,709	(iii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$109,618	(iv)
Mercurity Fintech Technology Holding Inc.	Mercurity Fintech Holding Inc.	$287,188	(v)
Mercurity Fintech Technology Holding Inc.	Chaince Securities, Inc.	$20,000	(vi)

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(i) During the year ended December 31, 2023, MFH Cayman transferred a total of $6,380,198 of non-cash assets to MFH Tech in the manner as detailed below:

a) MFH Cayman transferred its Web3 decentralized storage infrastructure and a portion of Filecoins to MFH Tech in January 2023, with the book value of $6,184,571, to support MFH Tech in carrying out distributed computing and storage service business, plus

b) MFH Cayman paid third parties in the total amount of $184,902 for MFH Tech’s daily operating expenses, which occurred every month in the first five months of 2023, as well as July and September 2023, plus

c) MFH Tech collected funds from third parties in the total amount of $10,725 on behalf of MFH Cayman, which occurred in January 2023.

(ii) MFH Cayman paid third parties daily operating expenses for Mercurity Limited in the amount of $1,531 in March 2023.

(iii) MFH Cayman paid to third parties daily operating expenses for Ucon in a total of $18,709, which occurred in February, June, August, October, November and December 2023.

(iv) MFH Cayman paid to third parties daily operating expenses for Lianji Future in a total of $109,618, which occurred in every month of 2023.

(v) During the year ended December 31, 2023, a total of $287,188 non-cash asset transfers occurred from MFH Tech to MFH Cayman in the manner as detailed below:

a) MFH Tech paid daily operating expenses for MFH Cayman in a total of $182,223, which occurred in March, May, June, July, September and November 2023, plus

b) MFH Tech paid advance payments of $200 due to employees for MFH Cayman, which occurred in December 2023, plus

c) MFH Tech transferred Filecoins with book value of $104,765 to MFH Cayman, which occurred in August 2023.

(vi) MFH Tech paid daily operating expenses to third parties for Chaince Securities totaling $20,000, which occurred in May, June, July and November 2023.

The following table illustrates the breakdown of our outstanding loans within our group as of December 31, 2023 (including the cash and non-cash transfers of claims and obligations):

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$11,455,010	(i)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$2,112,317	(ii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$322,360	(iii)
Mercurity Fintech Holding Inc.	Chaince Securities, Inc.	$2,000,000	(iv)
Mercurity Limited	Mercurity Fintech Holding Inc.	$567,597	(v)
Mercurity Fintech Technology Holding Inc.	Chaince Securities, Inc.	$20,000	(vi)
Mercurity Limited	Ucon Capital (HK) Limited	$872,576	(vii)

(i) As of December 31, 2023, MFH Tech owed MFH Cayman in the net sum of $11,455,010, as calculated below:

a) a total of $5,350,000 cash transfers derived from on-demand loans provided by MFH Cayman to MFH Tech, which occurred in November 2022, as well as January, February, June, and October 2023, plus

b) a total of $6,184,571 non-cash asset transfers as result of MFH Cayman transferring certain Filecoin mining machines and a number of Filecoins to MFH Tech to carry out distributed computing and storage service business, which occurred in January 2023, plus

c) a total of $196,901 non-cash asset transfers derived from accumulated daily operating expenses paid by MFH Cayman for MFH Tech, which occurred in November and December 2022, as well as January, February, March, April, May, July and September 2023, plus

d) a total of $10,725 non-cash asset transfers derived from MFH Tech’s receipt of funds on behalf of MFH Cayman, which occurred in January 2023, minus

e) MFH Tech’s transfer of Filecoin with book value of $104,765 to MFH Cayman, which occurred in August 2023, minus

f) a total of $182,223 non-cash asset transfers as MFH Tech paid daily operating expenses for MFH Cayman, which occurred in March, May, June, July, September and November 2023, minus

g) $200 non-cash asset transfers as MFH Tech paid advance payments due to employees for MFH Cayman, which occurred in December 2023.

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(ii) As of December 31, 2023, Ucon owed MFH Cayman in the net sum of $2,112,317, as calculated below:

a) $105,000 cash transfers derived from on-demand loans provided by MFH Cayman to Ucon, which occurred before 2021, plus

b) $1,994,463 non-cash asset transfers derived from the procurement cost paid by MFH Cayman to the Bitcoin sharing mining service provider on behalf of Ucon in October 2021 to help Ucon carry out Bitcoin sharing mining business, plus

c) a total of $18,709 non-cash asset transfers as MFH Cayman paid daily operating expenses for Ucon, which occurred in February, June, August, October, November and December 2023, minus

d) $5,855 non-cash asset transfers as MFH Cayman collected the bank deposit balance on behalf of Ucon due to the closure of Ucon’s bank account in December 2021.

(iii) As of December 31, 2023, Lianji Future owed MFH Cayman in the net sum of $322,360, as calculated below:

a) a total of $36,680 cash transfers derived from on-demand loans provided by MFH Cayman to Lianji Future, which occurred before 2021, plus

b) a total of $154,296 non-cash asset transfers derived from payments for Lianji Future’s accumulated daily operating expenses paid by MFH Cayman, which occurred in almost every month between June 2022 to December 2023, plus

c) a total of $299,846 non-cash asset transfers derived from MFH Cayman’s repayments for the debts of Lianji Future in February 2022, minus

d) a total of $168,461 non-cash asset transfers derived from payments for MFH Cayman’s daily operating expenses settled in Renminbi paid by Lianji Future, which occurred in September, October and November 2021, as well as January 2022

(iv) As of December 31, 2023, Chaince Securities owed MFH Cayman a total of $2,000,000 in the form of on-demand loans in cash provided by MFH Cayman to Chaince Securities in April and June 2023.

(v) As of December 31, 2023, MFH Cayman owed Mercurity Limited in the net sum of $567,597, as calculated below:

a) a total of $1,627,948 non-cash asset transfers derived from the payments received by MFH Cayman in January, March, June, September 2021, as well as before 2021, on behalf of Mercurity Limited from customers for technical service business prior to 2022, minus

b) a total of $1,060,351 non-cash asset transfers, of which $220,251 as MFH Cayman paid daily operating expenses for Mercurity Limited, which occurred before 2021, in September 2021 and March 2023, and $840,100 as MFH Cayman paid investment funds (for investing in Hong Kong and Chinese subsidiaries) for Mercurity Limited, which occurred before 2021.

(vi) As of December 31, 2023, Chaince Securities owed MFH Tech a total of $20,000, which was non-cash asset transfers as MFH Tech paid daily operating expenses for Chaince Securities, which occurred in May, June, July and November 2023.

(vii) As of December 31, 2023, Ucon owed Mercurity Limited $872,576, which was a result of non-cash asset transfers as Mercurity Limited paid daily operating expenses and investment funds (for investing in Chinese subsidiaries) for Lianji Future, which occurred before 2021.

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Cash and non-cash asset transfers for the year ended December 31, 2022

The following table illustrates the breakdown of the cash transfer within our organization for the year ended December 31, 2022:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$50,000	(i)

(i) In November 2022, MFH Cayman provided a total of $50,000 on-demand loans to MFH Tech for the operations of MFH Tech.

The following table illustrates the breakdown of the non-cash asset transfers within our organization for the year ended December 31, 2022:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$12,000	(i)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$344,524	(ii)
Beijing Lianji Future Technology Co., Ltd	Mercurity Fintech Holding Inc.	$25,000	(iii)

(i) In November and December 2022, MFH Cayman paid the daily operating expenses in a sum of $12,000 for MFH Tech, as MFH Tech did not have sufficient working capital.

(ii) MFH Cayman incurred a total of $344,524 non-cash asset transfers to Lianji Future in the manner as detailed below:

a) MFH Cayman paid to third parties a total of $44,678 for Lianji Future’s daily operating expenses, which occurred in almost every month from June 2022 to December 2022, due to the shortage of working capital of Lianji Future, plus

b) a total of $299,846 non-cash asset transfers derived from MFH Cayman’s repayments for the debts of Lianji Future in February 2022.

(iii) Lianji Future paid the daily operating expenses settled in Renminbi of $25,000 for MFH Cayman in January 2022 to save cross-border transfer fees.

The following table illustrates the breakdown of our outstanding loans within our group as of December 31, 2022 (including the cash and non-cash transfers of claims and obligations):

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$62,000	(i)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$2,093,608	(ii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$212,742	(iii)
Mercurity Limited	Mercurity Fintech Holding Inc.	$569,128	(iv)
Mercurity Limited	Ucon Capital (HK) Limited	$872,576	(v)

(i) As of December 31, 2022, MFH Tech owed MFH Cayman a total of $62,000, of which $50,000 was cash transfers derived from on-demand loans provided by MFH Cayman to MFH Tech in November 2022, $12,000 was non-cash transfers derived from daily operating expenses paid by MFH Cayman for MFH Tech in November and December 2022.

(ii) As of December 31, 2022, Ucon owed MFH Cayman in the net sum of $2,093,608, as calculated below:

a) $105,000 cash transfers derived from on-demand loans provided by MFH Cayman to Ucon which occurred before 2021, plus

b) $1,994,463 non-cash asset transfers derived from the procurement cost paid by MFH Cayman to the Bitcoin sharing mining service provider on behalf of Ucon in October 2021 to help Ucon carry out Bitcoin sharing mining business, minus

c) $5,855 non-cash asset transfers as MFH Cayman collected the bank deposit balance on behalf of Ucon due to the closure of Ucon’s bank account in December 2021.

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(iii) As of December 31, 2022, Lianji Future owed MFH Cayman in the net sum of $212,742, as calculated below:

a) a total of $36,680 cash transfers derived from on-demand loans provided by MFH Cayman to Lianji Future, which occurred before 2021, plus

b) a total of $44,678 non-cash asset transfers derived from payments for Lianji Future’s daily operating expenses paid by MFH Cayman, which occurred in almost every month from June 2022 to December 2022, due to the shortage of working capital for Lianji Future, plus

c) a total of $299,846 non-cash asset transfers derived from MFH Cayman’s repayments for the debts of Lianji Future in February 2022, minus

d) a total of $168,461 non-cash asset transfers derived from payments for MFH Cayman’s daily operating expenses settled in Renminbi paid by Lianji Future, which occurred in September, October and November 2021, as well as January 2022

(iv) As of December 31, 2022, MFH Cayman owed Mercurity Limited in the net sum of $569,128, as calculated below:

a) a total of $1,627,948 non-cash asset transfers derived from the payments received by MFH Cayman in January, March, June, September 2021, as well as before 2021, on behalf of Mercurity Limited from customers for technical service business prior to 2022, minus

b) a total of $1,058,820 non-cash asset transfers, of which $218,720 as MFH Cayman paid daily operating expenses for Mercurity Limited, which occurred before 2021, and in September 2021, and $840,100 as MFH Cayman paid investment funds (for investing in Hong Kong and Chinese subsidiaries) for Mercurity Limited, which occurred before 2021.

(v) As of December 31, 2022, Ucon owed Mercurity Limited $872,576, which was a result of non-cash asset transfers as Mercurity Limited paid daily operating expenses and investment funds (for investing in Chinese subsidiaries) for Lianji Future, which occurred before 2021.

As of the date of this prospectus, neither MFH Cayman nor its subsidiaries has any cash management policy. During the past three completed fiscal years, none of our subsidiaries has made any dividends or distributions to MFH Cayman, nor has MFH Cayman made any dividends or distributions to its shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business. If MFH Cayman determines to pay dividends on any of its ordinary shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries. To the extent we decide to distribute cash from our PRC subsidiaries from Mainland China to our U.S. investors, MFH Cayman or our intermediate holding companies in other jurisdictions outside of China, in the form of dividends or distributions, such funds may not be available to be distributed to such recipients or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC regulatory authority to transfer cash. The PRC regulatory authority imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Our cash dividends, if any, will be paid in U.S. dollars. As a result, we might not be able to pay dividends in foreign currencies to our shareholders. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. In addition, relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations; each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Additionally, our PRC subsidiaries can only distribute dividends after they have met the PRC requirements for appropriation to the statutory reserves. Such laws and regulations would limit our ability to transfer cash between our company and our investors.

Furthermore, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. Access to foreign currencies for current account or capital account transactions may be further restricted in the future as the applicable laws, regulations and policies evolve. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or MFH Cayman, and therefore, our U.S. investors. Further, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to MFH Cayman. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Summary of Risk Factors

An investment in our securities involves significant risks. Before making an investment decision, you should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, the risk factors contained in our most recent annual report on Form 20-F, as well as any updates to those risk factors in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein. Any of these risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our securities could decline, and you may lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Below is a summary of certain material risks we face, organized under relevant headings. For detailed discussions, see “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, incorporated herein by reference.

Mercurity Fintech Holding Inc. or “MFH Cayman” is not a Chinese operating company but a Cayman Islands holding company with our operations conducted through our U.S., Hong Kong and PRC subsidiaries. This structure involves unique risks to investors. Under this holding company structure, investors are purchasing equity interests in MFH Cayman, a Cayman Islands holding company, and obtaining indirect ownership interests in our U.S., Hong Kong and Chinese operating companies. Investors may never hold equity interests in our Chinese operating company. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, which could cause the value of such securities to significantly decline or become worthless. PRC regulatory authorities could also decide to limit foreign ownership in the crypto asset industry in the future, in which case there could be a risk that we would be unable to do business in China as we are currently structured. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in China, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of the Ordinary Shares you invest in may significantly decline or become worthless. The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more details on the risks we face relating to doing business in China, see “Risk Factors—Risks Relating to Doing Business in the PRC” in this prospectus and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC” in our most recent annual report on Form 20-F filed on April 30, 2025, incorporated herein by reference.

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Risks Relating to Our Business and Industry

●	Certain crypto assets and cryptocurrencies have been identified as a “security” in certain jurisdictions, and we may be subject to regulatory scrutiny, inquiries, investigations, fines and other penalties, which may adversely affect our business, operating results and financial condition.

●	Any gaps in our risk management processes and policies in respect of crypto asset could adversely impact our business, operating results, and financial condition.

●	If we expand our crypto asset mining and related activities in the future, any increased holdings of crypto assets may cause us to become deemed as an investment company under the Investment Company Act of 1940.

●	If regulatory changes or interpretations require the regulation of Bitcoins under the Securities Act and Investment Company Act by the Commission, we will be required to comply with such regulations. Any disruption of our operations in response to the changed regulatory circumstances would likely have a material adverse effect on us and investors may lose their investment.

●	We have a limited operating history in the evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

●	We currently have a limited customer base for our business consultation services. If we were to lose any of our customers, or if the volume of business with such customers were to decrease, or if we are unable to offer services that attract new customers from existing customers, our business, financial condition and results of operations may be materially and adversely affected.

●	As we acquire, dispose of or restructure our businesses, product lines, and technologies, we may encounter unforeseen costs and difficulties that could adversely affect our financial performance.

●	We may be unable to competitively engage in further distributed storage and computing services, Business consultation services, financial advisory services and securities brokerage services activities, if we cannot attract or retain employees and/or consultants who have expertise in these fields.

●	Any harm to our Mercurity brand or reputation may materially and adversely affect our business and results of operations.

●	We have a history of operating losses, and we may report additional operating losses in the future.

●	If we are unable to conduct adequate and cost-effective marketing activities, our results of operations and financial condition may be materially and adversely affected.

●	If our senior management is unable to work together effectively or efficiently or if we lose their services, our business may be severely disrupted.

●	We have limited insurance coverage and could incur losses resulting from liability claims or business interruptions.

●	We are subject to changing laws and regulations regarding regulatory matters, corporate governance and public disclosure that may increase both our operating costs and the risk of non-compliance.

●	We have failed to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our shares may be adversely impacted.

●	The enactment of legislation imposing moratoriums on issuing permits for certain cryptocurrency mining operations that use carbon-based power sources and similar laws could adversely impact our business, operating results and financial condition.

●	Blockchain mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact.

●	Environmental concerns associated with cryptocurrencies mining could have adverse impacts on our business, financial condition, and results of operations.

●	We are subject to an extensive, highly evolving and uncertain regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

●	Our operating results may fluctuate and continue to fluctuate, including due to the highly volatile nature of crypto.

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●	Fluctuations in Filecoin value might impact our operating results and add to our regulatory compliance obligations under applicable law and regulation, including the Investment Company Act of 1940.

●	Our revenue is partially dependent on the prices of crypto assets. If such price or volume declines, our business, operating results and financial condition would be adversely affected.

●	The future development and growth of crypto is subject to a variety of factors that are difficult to predict and evaluate. If crypto does not grow as we expect, our business, operating results, and financial condition could be adversely affected.

●	Any failure to safeguard and manage our crypto assets could adversely impact our business, operating results and financial condition.

●	The theft, loss or destruction of private keys required to access any crypto assets held in custody for our own account may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any crypto assets, it could cause regulatory scrutiny, reputational harm and other losses.

●	Any gaps in our risk management processes and policies in respect of crypto asset could adversely impact our business, operating results and financial condition.

●	Crypto assets deposited with third party custodians are subject to risks attendant with such custody arrangements. If such custodians were to become insolvent, or suffer from hacking or cybersecurity or other technical failures, or if our assets were to be misused or lost, we may lose ownership or control of our crypto assets, and we may not be able to recover our losses through legal or other channels.

●	The assertion of jurisdiction by U.S. and foreign regulators and other government entities over crypto assets and crypto asset markets could adversely impact our business, operating results and financial condition.

●	If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

Risks Relating to Doing Business in the PRC

●	We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management based on Hong Kong laws.

●	Our ordinary shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor if such auditor is located in China. The delisting or prohibition of trading of our ordinary shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment.

●	If we do not comply with PRC regulatory requirements with respect to our listing on Nasdaq, our future securities offerings and other securities offerings by our shareholders, we may be subject to regulatory penalties in China.

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●	We may rely on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC and Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

●	Regulation and censorship of information disseminated over the internet in the PRC could adversely affect our business in China, and we could be liable for information displayed on, retrieved from or linked to our website.

●	A failure by our shareholders or beneficial owners who are PRC citizens or residents in the PRC to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition.

●	A failure to comply with PRC regulations regarding the registration of shares and share options held by our employees who are PRC citizens could subject such employees or us to fines and legal or administrative sanctions.

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong.

Risks Relating to Our Ordinary Shares

●	The trading price of our shares could be volatile, which would result in substantial losses to investors.

●	Substantial future sales of our shares in the public market, or the perception that these sales could occur, could cause our ordinary share price to decline.

●	If we fail to maintain the Nasdaq minimum market value of publicly held shares, minimum bid requirements or minimum stockholder equity standard, our shares could face the risk of being delisted.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are permitted to, and we plan to, rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. This might afford less protection to holders of our shares.

●	Anti-takeover provisions in our charter documents could discourage a third-party from acquiring us, which could limit our shareholders’ opportunities to sell their shares at a premium.

●	We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law.

●	You will have limited ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in the Cayman Islands, because we conduct parts of our operations in the PRC and Hong Kong and because some of our directors and officers reside outside the United States.

●	Compliance with rules and requirements applicable to public companies could cause us to incur increased costs, which could negatively affect our results of operations.

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Recent PRC Regulatory Developments

We are subject to a wide variety of complex laws and regulations in the United States, PRC and other jurisdictions in which we operate. The laws and regulations govern many issues related to our business practices, including those regarding cryptocurrencies, cybersecurity, offering and listing of securities, monopolistic behaviors, consumer protection, intellectual property, product liability and disclosures, employee benefits, taxation and other matters. These laws and regulations are constantly evolving and may be interpreted, applied, created, superseded or amended in a manner that could harm our business. These changes may occur immediately or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies. As we expand our business into new markets or introduce new features or offerings into existing markets, regulatory bodies or courts may claim that we are subject to additional requirements, or that we are prohibited from conducting business in certain jurisdictions. This section summarizes the certain regulations applicable to our business in the PRC.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As of the date of this prospectus, as advised by Beijing Chuting Law Firm our PRC legal adviser, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the large-scale collection of user data, implicate cybersecurity or involve any other type of restricted industry.

As of the date of this prospectus, as advised by Beijing Chuting Law Firm, our PRC legal adviser, we believe that none of MFH Cayman or any of our subsidiaries is currently required to obtain regulatory approvals or permissions from the CSRC, the CAC or any other relevant PRC regulatory authorities for their business operations and MFH Cayman’s listing in the U.S. under any existing PRC law, regulations or rules. Nor have we received any inquiry, notice, warning, sanctions or regulatory objection to MFH Cayman’s and our subsidiaries’ business operations, any future securities offering by us and MFH Cayman’s listing in the U.S. from the CSRC, the CAC or other PRC regulatory authorities.

On November 14, 2021, CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operator” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. On September 24, 2024, the State Council of China issued the Regulations on the Administration of Network Data Security (the “Regulations”), which became effective on January 1, 2025. The Regulations stipulate more obligations for internet platform service providers, specifying data protection requirements for entities such as third-party service and product providers. We are not an “operator of critical information infrastructure” or “large-scale data processor” or “internet platform service providers” as mentioned above, as advised by Beijing Chuting Law Firm, our PRC legal adviser, and we are not required to obtain permission from the CAC to approve MFH Cayman or our subsidiaries’ operations. However, PRC regulations relating to personal information protection and data protection, it has been clarified in the relevant provision that the processing of PRC individual’s personal information outside China will also under the jurisdiction of the PRC Personal Information Protection Law and if data processing outside China harms the national security, public interests or the rights and interests of citizens or organizations of the PRC, legal responsibilities will also be investigated. In addition, neither MFH Cayman nor its subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure.

However, Measures for Cybersecurity Review (2021 version) was recently adopted and Regulations on the Administration of Network Data Security has been issued but the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. There remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently wrongly conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

In particular, on February 17, 2023, the China Securities Regulatory Commission, or the CSRC, released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and supporting guidance (collectively, the “Filing Rules on Overseas Listings”), which came into effect on March 31, 2023. The Filing Rules on Overseas Listings apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the mainland of China and valued on the basis of interests in PRC domestic companies, or indirect offerings. An equity or equity linked securities offering by an overseas company will be deemed an indirect offering if (i) more than 50% of such overseas company’s consolidated revenues, total profit, total assets or net assets that are derived from its audited consolidated financial statements for the most recently completed fiscal year are attributable to PRC domestic companies, and (ii) any of the following three circumstances applies: key components of its operations are carried out in the mainland of China; its principal places of business are located in the mainland of China; or the majority of the senior management members in charge of operation and management are citizens of the mainland of China or domiciled in the mainland of China. The Filing Rules on Overseas Listings require filings with the CSRC within three business days after the submission of an initial public offering or listing application overseas, or three business days after the completion of a follow-on offering in the same overseas market.

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Further, according to the Filing Rules on Overseas Listings, for an issuer which is already listed, it should make a filing with the CSRC in accordance with the Filing Rules on Overseas Listings if: (i) it issues additional convertible bonds, exchangeable bonds or preferred shares, (ii) it issues additional securities in the same overseas market, excluding securities issued for the purpose of implementing equity incentive, distribution of stock dividends, share split, (iii) it issues additional securities in several offerings within its authorized scope; or (iv) it conducts a secondary listing or primary listing in any other overseas market. The reporting entity will also be required to report the occurrence of any of the following material events within three business days after the occurrence and announcement thereof to CSRC: (i) a change of control of the issuer; (ii) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or competent authorities in respect of the issuer; (iii) change of the listing status or transfer of the listing board; and (iv) the voluntary or mandatory delisting of the issuer. In addition, the completion of any overseas follow-on offerings by an issuer in the same overseas market where it has completed its public offering and listing would necessitate a filing with CSRC within three business days thereafter.

If MFH Cayman or its subsidiaries: (i) inadvertently wrongly conclude that none of them is subject to the Filing Rules on Overseas Listings for an offering of securities, or (ii) the applicable provisions or interpretations under the Filing Rules on Overseas Listings change, any failure of us to fully comply with Filing Rules on Overseas Listings or such regulatory changes may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares and other securities, cause significant disruption to our business operations, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares and other securities to significantly decline in value or become worthless.

As further advised by our PRC counsel, Beijing Chuting Law Firm, as of the date of the registration statement, no effective laws or regulations in the PRC explicitly require MFH Cayman or our subsidiaries to seek approval from the CSRC or any other PRC governmental authorities, nor has MFH Cayman or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding any of our future securities offering from the CSRC or any other PRC governmental authorities. We have filed the consent of our PRC counsel as part of our Securities and Exchange Commission (the “SEC”) filing on Form F-1 as exhibit 23.3. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on us. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate additional laws, regulations or implementing rules that requires MFH Cayman or any of our subsidiaries to obtain new regulatory approval from Chinese authorities before conducting securities offerings in the U.S. It is possible that formal regulation will require companies listed outside the PRC which have/had PRC interests to submit registration or filings to CSRC retrospectively. If any of our subsidiaries or MFH Cayman were required to obtain approval in the future and were denied permission from PRC authorities to conduct securities offerings in the U.S., our ability to conduct our business may be materially impacted, MFH Cayman will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, the interest of the investors may be materially adversely affected and our ordinary shares and other securities may significantly decrease in value or become worthless.

As advised by our PRC counsel, Beijing Chuting Law Firm, neither MFH Cayman nor any of its subsidiaries is required to obtain any permissions from the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other PRC governmental agency for the operation of its current operations, save for a standard business license which has been obtained. MFH Cayman and its subsidiaries have received all requisite permissions or approvals in the PRC for its current operations and no regulatory permissions or approvals have been denied in the PRC as of the date hereof. If MFH Cayman or its subsidiaries: (i) do not receive or maintain any required permissions or approvals, (ii) inadvertently wrongly conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, such circumstances will have a material and adverse impact on our business, operating results and financial condition, our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of our securities may significantly decline or become worthless.

Corporate Information

We were incorporated in Cayman Islands on July 13, 2011. On December 28, 2016, the Company changed its name from “Wowo Limited” to “JMU Limited.” On April 30, 2020, the Company changed its name from “JMU Limited” to “Mercurity Fintech Holding Inc.” Our principal executive offices are located at 1330 Avenue of Americas, Fl 33, New York, 10019, United States and the telephone number at that address is +1(949)-678-9653. Our authorized representative and agent for service of process in the United States is Shi Qiu, Chief Executive Officer, Mercurity Fintech Holding Inc., 1330 Avenue of the Americas, Fl 33, New York, NY 10019, Tel: +1(949)-678-9653.

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The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at www.mercurityfintech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein or therein. We have included our website address in this prospectus solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. You should carefully consider the risks described in Part I, Item 3, D. Risk Factors in our most recent Annual Report on Form 20-F, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Current Reports on Form 6-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making a decision about investing in our Ordinary Shares. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our Ordinary Shares could decline and you could lose part or all of your investment.

In addition, we are also subject to the following risk:

Our bitcoin strategy exposes us to various risks, including financing, dilution, competition, volatility, regulatory and other risks associated with bitcoin.

We have publicly announced our preliminary plans to raise $800 million to establish a long-term Bitcoin treasury reserve. Our ability to achieve the objectives of our bitcoin strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute our strategy. We have not yet determined the source of such funding and the type of securities or loans through which we may obtain such funding. Transactions involving new issuances of ordinary shares, convertible debt instruments, preferred stock, convertible preferred stock or other convertible securities could result in possibly substantial dilution to holders of our ordinary shares. We may also incur indebtedness to fund such Bitcoin treasury reserve and there is no certainty that we will obtain such debt financing on favorable terms at all.

We face stiff competition against other companies which also pursue similar Bitcoin treasury reserve strategies, which may be larger in scale. On June 9, 2025, the Wall Street Journal reported that more than 60 companies have “embraced the so-called bitcoin treasury strategy” which was popularized by MicroStrategy. Such competitors may have more financial resources and there is no certainty that our pursuit of such strategy will yield similar results and returns for our investors.

Bitcoin is a highly volatile asset with wide swing of trading prices. The trading price of bitcoin significantly decreased during prior periods, and such declines may occur again in the future. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks. Any bitcoin holdings may significantly impact our financial results and the market price of our listed securities.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our bitcoin strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.

In addition, if bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our listed securities.

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Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information, if applicable:

●	the name or names of any dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price to the public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

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If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

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Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

DESCRIPTION OF ORDINARY SHARES

General

We are a Cayman Islands exempt company and our affairs are governed by our memorandum and articles of association, as amended from time to time and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below. As of May 15, 2025, our authorized share capital consisted of $4,000,000 divided into 1,000,000,000 Ordinary Shares of $0.004 each, of which 63,686,563 Ordinary Shares were issued and outstanding. The following are summaries of material provisions of our fifth amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary shares

General

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. Our fifth amended and restated memorandum and articles of association do not permit us to issue bearer shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our shareholders or board of directors subject to the Companies Act, and to our fifth amended and restated memorandum and articles of association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the Ordinary Shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded before or on the declaration of the result of the show of hands.

A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the Ordinary Shares cast in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of votes cast attached to the Ordinary Shares in a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

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Transfer of Ordinary Shares

Subject to the restrictions contained in our fifth amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board.

Our Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists. Our Board may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us or such other place at which the register of members is kept in accordance with Cayman Islands law, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	the Ordinary Shares transferred are fully paid and free of any lien in favor of us;

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the Board may from time to time require is paid to us in respect thereof; and

●	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice requirement of Nasdaq, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine.

Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

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Liquidation

On a return of capital on winding up or otherwise (other than on redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares will be distributed among the holders of the Ordinary Shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Share Repurchases

We are empowered under our fifth amended and restated memorandum of association to purchase our shares subject to the Companies Act and our fifth amended and restated articles of association. Our fifth amended and restated articles of association provide that this power is exercisable by our Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit subject to the Companies Act and, where applicable, the rules of The Nasdaq Capital Market and the applicable regulatory authority.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of the shares of that class, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by our Board. Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fifth amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than 30% of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our fifth amended and restated articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our Company.

Retirement, Election and Removal of Directors

Unless otherwise determined by the members in the general meeting, our fifth amended and restated articles of association provide that our Board will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit.

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Any director on our Board may be removed by way of an ordinary resolution of shareholders. Any vacancies on our Board or additions to the existing Board can be filled by the affirmative vote of a majority of the remaining directors. The shareholders may also by ordinary resolution elect any person to be a director either to fill a casual vacancy or as an addition to the existing Board.

Any director appointed by the Board to fill a casual vacancy shall hold office for the remaining term of the director in whose place he is appointed and shall be eligible for re-election at the expiry of the said term.

Grounds for vacating a director

The office of a director shall be vacated if the director:

●	resigns his office by notice in writing delivered to us or tendered at a meeting of the Board;

●	becomes of unsound mind or dies;

●	without special leave of absence from the board of directors, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated;

●	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

●	is prohibited by law from being a director; or

●	ceases to be a director by virtue of any provisions of Cayman Islands law or is removed from office pursuant to the articles of association.

Proceedings of Board of Directors

Our fifth amended and restated articles of association provide that our business is to be managed and conducted by our Board. The quorum necessary for the board meeting may be fixed by the Board and, unless so fixed at another number, will be a simple majority of the members of the Board.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. However, we have in our fifth amended and restated articles of association provided our shareholders with the right to inspect our register of members and to receive annual audited financial statements. See “Where You Can Find More Information.”

Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	without prejudice to the powers of the board of directors under our articles of association, divide our shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively and preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in a general meeting, as the Board may determine;

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●	sub-divide our existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

(a)	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

(b)	the date on which the name of any person was entered on the register as a member; and

(c)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members should be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the Older Companies Acts of England but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

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The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of our company to challenge actions where:

●	an act which is ultra vires or illegal and is therefore incapable of ratification by the shareholders;

●	an act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the company; and

●	an act which requires a resolution with a qualified (or special) majority (i.e. more than a simple majority) which has not been obtained.

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Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifth amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our fifth amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our fifth amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

In addition, directors of a Cayman Islands company must not place themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board. Our fifth amended and restated memorandum and articles of association provides that a director with an interest (direct or indirect) in a contract or arrangement or proposed contract or arrangement with the company must declare the nature of his interest at the meeting of the board of directors at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the board of directors after he is or has become so interested.

A general notice may be given at a meeting of the board of directors to the effect that (i) the director is a member/officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing be made with that company or firm; or (ii) he is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing to the board of directors be made with a specified person who is connected with him, will be deemed sufficient declaration of interest. Following the disclosure being made pursuant to our fifth amended and restated memorandum and articles of association and subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of Nasdaq, and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or arrangement in which such director is interested and may be counted in the quorum at such meeting. However, even if a director discloses his interest and is therefore permitted to vote, he must still comply with his duty to act bona fide in the best interest of our company.

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In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

There are no statutory requirements under Cayman Islands law allowing our shareholders to requisition a shareholders’ meeting. However, under our fifth amended and restated articles of association, on the requisition of shareholders representing not less than 30% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. Our fifth amended and restated articles of association provides that we may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our fifth amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fifth amended and restated articles of association, directors may be removed by an ordinary resolution of shareholders.

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Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our fifth amended and restated articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our fifth amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, our fifth amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

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Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our fifth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fifth amended and restated memorandum and articles of association that require our Company to disclose shareholder ownership above any particular ownership threshold.

Directors’ Power to Issue Shares

Subject to applicable law, our Board is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Preemptive Rights

The shareholders of our Company do not have preemptive right.

Other Rights

Not applicable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

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This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;
●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

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Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

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If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Share or warrant included in each unit, respectively.

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We may issue units in such amounts and in numerous distinct series as we determine.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A substantial portion of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. In particular, two of our directors and officers, Yukuan Zhang and Cong Huang are ordinarily resident in Mainland China, one of our directors, Hui Cheng, is ordinarily resident in Hong Kong, and the remaining of our directors and officers, Shi Qiu, Qian Sun, Wilfred Daye and Alan Curtis, are ordinarily resident in the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals who are residing outside the United States, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in a U.S. court (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay a liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

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However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

There is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to the PRC for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.

As advised by Bird & Bird, our legal adviser as to Hong Kong law, there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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TAXATION

Certain U.S. income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. In addition, the following section contains a description of certain Cayman Islands income tax consequences relating to our Ordinary Shares.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of our Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Ordinary Shares, as the case may be, nor will gains derived from the disposal of the Ordinary Shares be subject to Cayman Islands income or corporate tax. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of securities or on an instrument of transfer in respect of a Security, unless the relevant instruments are executed in, or after execution brought within, the jurisdiction of the Cayman Islands or our Company holds interests in land in the Cayman Islands.

The Tax Concessions Law

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, pursuant to section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, we may obtain undertakings from the Financial Secretary of the Cayman Islands:

(a)	that no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of our shares, debentures or other obligations; or

(ii)	by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

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People’s Republic of China Taxation

PRC Enterprise Income Tax Law

Under the PRC Enterprise Income Tax Law, an enterprise established outside of China with “de facto management bodies” within China may be considered a PRC “resident enterprise,” meaning it can be treated in a manner similar to a PRC enterprise for enterprise income tax purposes, although the dividends paid to a PRC resident enterprise from another may qualify as “tax-exempt income.” The implementation rules of the PRC Enterprise Income Tax Law define a “de facto management body” as a body that has substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. STA Circular 82 issued by the State Taxation Administration on April 22, 2009 specifies that certain offshore enterprises controlled by a PRC company or a PRC company group will be classified as PRC “resident enterprises” if the following requirements are satisfied: (i) the senior management and core management departments in charge of its daily operations function are mainly in China; (ii) its financial and human resources decisions are subject to determination or approval by persons or bodies in China; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in China; and (iv) at least half of the enterprise’s directors with voting rights or senior management reside in China. Although STA Circular 82 only applies to offshore enterprises controlled by PRC enterprises and not those controlled by PRC individuals, the determination criteria set forth in STA Circular 82 may reflect STA’s general position on how the “de facto management body” test should be applied in determining tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC individuals.

We believe that we are not a PRC resident enterprise and therefore we are not subject to PRC enterprise income tax reporting obligations and the dividends paid by us to holders of our ordinary shares will not be subject to PRC withholding tax. However, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our non-PRC enterprise shareholders and a 20% withholding tax from dividends we pay to our non-PRC individual shareholders, including the holders of our ordinary shares. In addition, non-PRC shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ordinary shares if such income is treated as China-sourced income. It is unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their tax residence and China in the event we are treated as a PRC resident enterprise.

Enterprise Income Tax for Share Transfer by Non-PRC Resident Enterprises

On February 3, 2015, the State Taxation Administration issued STA Public Notice 7. In December 2017, Article 13 and Paragraph 2 of Article 8 of STA Public Notice 7 were abolished Pursuant to STA Public Notice 7, as amended, where a non-PRC resident enterprise indirectly transfers equities and other properties of a PRC resident enterprise to evade its obligation of paying enterprise income tax by implementing arrangements that are not for reasonable commercial purpose, such indirect transfer shall be re-identified and recognized as a direct transfer of equities and other properties of the PRC resident enterprise. STA Public Notice 7, as amended, provides clear criteria for assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity interests through a public securities market. STA Public Notice 7, as amended, also brings challenges to both offshore transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-PRC resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an offshore holding company, which is an Indirect Transfer, the non-PRC resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the PRC tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the offshore holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

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PRC Value-Added Tax (VAT) and Business Tax

Before August 2013 and pursuant to applicable PRC tax regulations, any entity or individual conducting business in the service industry is generally required to pay a business tax at the rate of 5% on the revenue generated from providing services. However, if the services provided are related to technology development and transfer, the business tax may be exempted subject to approval by the tax authorities.

In November 2011, the Ministry of Finance and SAT promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In May and December 2013, April 2014, March 2016 and July 2017, the Ministry of Finance and SAT promulgated five circulars to further expand the scope of services that are to be subject to VAT instead of business tax. Pursuant to these tax rules, from August 1, 2013, VAT was imposed to replace the business tax in certain service industries, including technology services and advertising services, and from May 1, 2016, VAT replaced business tax in all industries, on a nationwide basis. On November 19, 2017, the State Council further amended the Interim Regulation of PRC on Value Added Tax to reflect the normalization of the pilot program. The VAT rates generally applicable are simplified as 17%, 11%, 6% and 0%, and the VAT rate applicable to the small-scale taxpayers is 3%. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the revenue from services provided.

On April 4, 2018, the Ministry of Finance and SAT issued the Notice on Adjustment of VAT Rates, which came into effect on May 1, 2018. According to the notice, starting from May 1, 2018, the taxable goods previously subject to VAT rates of 17% and 11%, respectively, become subject to lower VAT rates of 16% and 10%, respectively.

On March 20, 2019, the Ministry of Finance, SAT and the General Administration of Customs issued the Announcement on Policies for Deepening the VAT Reform, which came into effect in April 2019, to further reduce VAT rates. According to the announcement, (1) for general VAT payers’ sales activities or imports previously subject to VAT at an existing applicable rate of 16% or 10%, the applicable VAT rate is adjusted to 13% or 9% respectively; (2) for agricultural products purchased by taxpayers to which an existing 10% deduction rate is applicable, the deduction rate is adjusted to 9%; (3) for agricultural products purchased by taxpayers for production or commissioned processing, which are subject to VAT at 13%, the input VAT will be calculated at a 10% deduction rate; (4) for the exportation of goods or labor services that are subject to VAT at 16%, with the applicable export refund at the same rate, the export refund rate is adjusted to 13%; and (5) for the exportation of goods or cross-border taxable activities that are subject to VAT at 10%, with the export refund at the same rate, the export refund rate is adjusted to 9%.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain matters as to Hong Kong law will be passed upon for us by Bird & Bird.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023 and for each of the three years period ended December 31, 2022, 2023 and 2024 have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as set forth in their report dated April 30, 2025 included in our annual report on Form 20-F filed with the SEC on April 30, 2025, and are incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC’s website at www.sec.gov.

Our corporate website is www.mercurityfintech.com. The information contained on our websites is not a part of this prospectus. Our authorized representative and agent for service of process in the United States is Shi Qiu, Chief Executive Officer, Mercurity Fintech Holding Inc., 1330 Avenue of the Americas, Fl 33, New York, NY 10019, Tel: +1(949)-678-9653.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 30, 2025;

●	our Current Reports on Form 6-K furnished on January 15, 2025, January 21, 2025, January 31, 2025 (with respect to the text of the current report and the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), February 5, 2025, April 10, 2025, May 16, 2025, May 22, 2025, June 5, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), June 11, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1) and June 17, 2025 (with respect to the first five paragraphs and the seventh paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1);

●	the description of our ordinary shares contained in Exhibit 2.3 of our Annual Report on Form 20-F filed with the SEC on June 12, 2020, including any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of the filing of the registration statement of which this prospectus forms a part that are identified in such reports as being incorporated by reference in this prospectus.

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Our most recent Annual Report on Form 20-F contains descriptions of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system. We maintain our web site at www.mercurityfintech.com. The information contained on our websites does not form a part of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus but not delivered with the prospectus will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MERCURITY FINTECH HOLDING INC.

Attention: Shi Qiu, Chief Executive Officer

1330 Avenue of the Americas, Fl 33,

New York, NY 10019

Tel: +1(949)-678-9653

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

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Chaince Digital Holdings Inc.

Up to $300,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

August 19, 2026